UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a–12
ROLLINS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

ROLLINS®

2026
Proxy Statement

Notice of Annual Meeting of Shareholders

About Rollins
Rollins, Inc. is a premier global consumer and commercial services company. Through our family of leading brands, we and our franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with more than 22,000 employees from more than 850 locations.

22,000+ Teammates	2,800,000+ Customers Served

RESIDENTIAL PEST CONTROL
Pest control services safeguard residential properties from common pests, including rodents, insects, and wildlife.
Growing awareness and heightened concerns about property safety and protection have made our services recession-resistent. Our brands provide a diverse range of solutions tailored to customer needs, enhancing both service quality and profitability.

COMMERCIAL PEST CONTROL
We offer workplace pest control solutions for customers across industries such as healthcare, food service, and logistics.
Our commercial services include mosquito control, rodent exclusion, termite management, and bird control, ensuring businesses remain pest-free and compliant with industry standards.

TERMITE & ANCILLARY SERVICES
Each year, termites cost Americans more than $5 billion in damage, and unfortunately, most homeowner insurance policies don’t cover the repairs. We offer several treatment options for customers, including wood treatments, liquid soil treatments and Sentricon® Baiting systems. Our brands, HomeTeam and Northwest, provide termite pretreatment services to homebuilders.

2025 Financial Highlights
We are pleased with the double-digit revenue, earnings, and cash flow growth we delivered in 2025, marking our 24th consecutive year of annual revenue growth. The durability and consistency of our financial results enable us to meaningfully invest in our business, while also delivering attractive returns for our shareholders.
– KENNETH D. KRAUSE,
Executive Vice President and Chief Financial Officer

BALANCED CAPITAL ALLOCATION

DELIVERING ATTRACTIVE RETURNS*

Total Shareholder Return of ~85%	Dividend increased ~80%

* Since 2022
1 This is a Non-GAAP metric. See Appendix.

Notice of Annual Meeting of Shareholders
To the Holders of the Common Stock:
PLEASE TAKE NOTICE that the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Rollins, Inc., a Delaware corporation (“Rollins” or the “Company”), will be held at the Company’s corporate office located at 2170 Piedmont Road, NE, Atlanta, Georgia, 30324, on Tuesday, April 28, 2026, at 12:30 P.M. for the following purposes, as more fully described in the proxy statement accompanying this notice:

1	The election of nine director nominees to serve as directors of the Company until our 2027 Annual Meeting of Shareholders, or until their successors are duly elected and qualified.

2	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

3	To hold an advisory (non-binding) vote to approve the compensation of the Company's named executive officers.

4	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

The Proxy Statement dated March 17, 2026 is attached.
The Board of Directors has fixed the close of business on March 2, 2026 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
As permitted by the U.S. Securities and Exchange Commission (the “SEC”) rules, the Company is making the proxy materials relating to the Annual Meeting, including this Proxy Statement and the Company’s 2025 Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), available to our shareholders electronically via the internet. On or about March 17, 2026, we mailed to our shareholders an Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 28, 2026 (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Shareholders to be held on April 28, 2026: The Proxy Statement and Annual Report are available at http://www.viewproxy.com/ROL/2026.
We encourage you to take advantage of the availability of the proxy materials on the internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.
By order of the Board of Directors
ELIZABETH B. CHANDLER
Secretary
Atlanta, Georgia | March 17, 2026

DATE Tuesday, April 28, 2026

TIME 12:30 P.M.

PLACE 2170 Piedmont Road, NE, Atlanta, Georgia 30324

VOTING CAN BE COMPLETED IN ONE OF FOUR WAYS:

Returning the proxy card by mail

Through the telephone at 1-866-804-9616

Online at www.aalvote.com/rol

Or attending the meeting to vote in person

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON APRIL 28, 2026: The Proxy Statement and Annual Report are available at http://www.viewproxy.com/ROL/2026.

Whether or not you expect to attend the annual meeting, please sign, date and return the enclosed proxy card promptly. Alternatively, you may give a proxy by telephone or over the internet by following the instructions on your proxy card or Notice. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

Stock Ownership of Certain Beneficial Owners and Management	70
Certain Relationships and Related Party Transactions	73
Aircraft and Administrative Arrangements	73
Related Party Franchise Agreement	73
2025 Secondary Offering	74
Registration Rights Agreement	74
Shareholder Proposals	75
Expenses of Solicitation	76
Annual Report	77
Form 10-k	78
Insider Trading Policy	79
Other Matters	80
Cautionary Note Regarding Forward-looking Statements	81
Appendix A	82
Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS	82
Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin	83
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow, Free Cash Flow Conversion, Adjusted Free Cash Flow, and Adjusted Free Cash Flow Conversion	84

Letter to Shareholders
To our Shareholders,
On behalf of the Board of Directors, we are pleased to share that we will hold our 2026 Annual Meeting of Shareholders on Tuesday, April 28th, 2026, at 12:30 P.M.
Thanks to our teammates, we had another year of growth and solid financial results in 2025. Our operations performed well, and we had impressive growth in every business line. The strength of our brands motivated customers to select, retain and increase our services at high levels. Living up to our brand promises is the hallmark of the longevity and sustainable business model that we have built at Rollins.
Strategic Objectives
We have aligned around key strategic objectives that will help us to drive continued success for Rollins.
First and foremost, we promote a people first mindset that emphasizes the importance of prioritizing the well-being and development of the individual, as well as our collective team, in all aspects of our business. We put our customers and colleagues first, knowing that in order to provide the best customer experience, we must focus on cultivating our position as the employer of choice in our industry. Our people are a key competitive advantage, so we must invest in tools, training and development opportunities that make working at Rollins an enjoyable and rewarding experience.
When you put people first, you also build customer loyalty by ensuring that our teammates have the skills and resources needed to provide exceptional customer service. We are focused on building relationships and trust with our customers by consistently striving to exceed their expectations.
Another key tenet of our culture is promoting a growth mindset throughout our business. Change is constant in today’s environment, so we must remain open and adaptable to new ideas for continuous growth.
As a complement to our growth mindset, our dedication to continuous improvement and operational efficiency is another key tenet of our strategy and culture. We approach our operations from the perspective that everything we do can be improved upon. We are constantly striving to improve our service levels by optimizing our business model and modernizing our business.
Board of Directors Update
We are thankful for the continued commitment of time and expertise of our Board members and remain committed to retaining the best team to guide us in our pursuit of long-term value for our shareholders.
Effective as of the 2026 Annual Meeting, Gary W. Rollins, Executive Chairman Emeritus, has decided to transition from his current board responsibilities. He will remain an honorary Chairman Emeritus and a non-voting participant at Rollins Board meetings. We are grateful to have Gary Rollins’s continued involvement with the Company and look forward to his continued guidance and support.
Also, Timothy C. Rollins has been nominated by the Board for election at the Annual Meeting. We are pleased to welcome Tim Rollins to the Board of Directors, continuing a strong family connection with our Company, and believe the Company will benefit from his decades of strategic oversight and business operations experience.
Moving Forward
We are optimistic about our future and what we can accomplish together in 2026. On behalf of our Board of Directors and our teammates around the world, we want to thank you for your continued support and investment in Rollins, Inc. We are excited about the future and our ability to deliver long-term shareholder returns.

JOHN F. WILSON	LOUISE S. SAMS
Executive Chairman of the Board	Lead Independent Director

2026 Proxy Statement	5

Proxy Statement
We are furnishing the proxy materials to shareholders on or about March 17, 2026. The Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 28, 2026, the Proxy Statement, and the Annual Report are available at http://www.viewproxy.com/ROL/2026.
The following information concerning the Proxy Statement and the matters to be acted upon at the Annual Meeting of Shareholders to be held on April 28, 2026, is submitted by the Company to the shareholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.

6	2026 Proxy Statement

Solicitation of and Power to Revoke Proxy
A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors in favor of ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2026, and to approve the compensation of the Company's named executive officers. We have designated John F. Wilson, the Company’s Executive Chairman of the Board, and Jerry E. Gahlhoff, Jr., the Company's President and CEO, as proxies for the 2026 Annual Meeting of Shareholders.
A shareholder executing and delivering a proxy has the power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if they so elect, by contacting either proxy holder, by timely submitting a later dated proxy changing their vote, or by attending the meeting and voting in person. However, a beneficial shareholder who holds their shares in street name must secure a proxy from their broker before they can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.

2026 Proxy Statement	7

Householding and Delivery of Notice or Proxy Materials
The Company has adopted the process called “householding” for any notice or proxy materials in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the notice or proxy materials, unless we receive contrary instructions from any shareholder at that address.
If you prefer to receive multiple copies of the proxy material at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a shareholder of record, you may contact us by writing to the Company at 2170 Piedmont Rd., NE, Atlanta, GA 30324 or by calling 404-888-2000. Eligible shareholders of record receiving multiple copies of the proxy materials can request householding by contacting the Company in the same manner.

8	2026 Proxy Statement

Capital Stock
The outstanding capital stock of the Company on March 2, 2026 consisted of 481,988,844 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (noncumulative) for each share of such stock registered in their respective names at the close of business on March 2, 2026, the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

2026 Proxy Statement	9

Matters to be Voted on and Votes Needed for Approval
A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. The situation in which a broker is able to vote on some matters at a meeting but not others is generally referred to as a “broker non-vote” with respect to those matters on which the broker cannot vote. The proposal to ratify our independent auditors is considered a routine proposal upon which brokers may vote without instruction. Therefore, there likely will be broker non-votes that are not cast with respect to Proposal 1 and Proposal 3 but are voted by the broker with respect to Proposal 2. In accordance with the General Corporation Law of the state of Delaware and our Bylaws, the following votes are needed for approval of each proposal:

1
Proposal No. 1
The election of nine director nominees to serve as directors of the Company until our 2027 Annual Meeting of Shareholders, or until their successors are duly elected and qualified.
The election of the director nominees named herein will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election, provided that a quorum is present at the Annual Meeting.
In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions or broker non-votes, as described above) are relevant to the outcome. In this case, the nine director nominees receiving the most votes will be elected.

2
Proposal No. 2
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the meeting on this matter is required to approve the ratification of the appointment of the Company's independent registered public accounting firm for fiscal year 2026.
Abstentions will have the effect of a vote against this proposal.
Broker non-votes are not relevant to this proposal and will be disregarded.

3
Proposal No. 3
Advisory (non-binding) vote to approve the compensation of the Company's named executive officers.
The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the meeting on this matter is required to approve the advisory (non-binding) vote on the compensation of the Company’s named executive officers.
Abstentions will have the effect of a vote against this proposal.
Broker non-votes will have no effect on this proposal and will be disregarded. Because this proposal is an advisory (non-binding) vote, the result will not be binding on our Board of Directors or the Company.

There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record and beneficially by officers and directors of the Company and their affiliates, which in the aggregate represent approximately 5.77% percent of the outstanding shares of Common Stock as of the record date, will be voted for the director nominees, for the ratification of the appointment of the Company’s independent registered public accounting firm and for approval of the compensation of the Company's named executive officers.

10	2026 Proxy Statement

Board of Directors and Corporate Governance
Board Leadership Structure
The Rollins’ Board of Directors (the “Board”) is led by the Executive Chairman of the Board with each of the Board committees being led by a Committee Chairperson. The Company believes it is in its best interest to separate the Board leadership roles from the Chief Executive Officer role, and as of January 2023, Jerry E. Gahlhoff, Jr. began serving as President and Chief Executive Officer of the Company. The separation of the Executive Chairman of the Board role from the Chief Executive Officer role allows the Chief Executive Officer to focus his time and energy on operating and managing the Company while leveraging the experience and perspective of the Executive Chairman of the Board.
In order to continue to drive a high performing Board, the Company has continued to elect a Lead Independent Director who is responsible for identifying issues for the Board to consider and properly addressing issues with all directors being heard. Louise S. Sams has served as the Lead Independent Director of the Board following the 2024 Annual Meeting of Shareholders.
Also, the Company has had Mr. Gary W. Rollins serving as the Executive Chairman Emeritus; however, as of the Annual Meeting, Mr. Gary W. Rollins will retire from the Board but will remain honorary Chairman Emeritus and a non-voting participant at Rollins Board meetings.
The Board believes the current leadership structure consisting of a separate Executive Chairman of the Board, Chief Executive Officer, Lead Independent Director and Chairman Emeritus represents the appropriate structure for the Company at this time. The specific responsibilities of the Executive Chairman of the Board, Chief Executive Officer, Lead Independent Director, and Chairman Emeritus are outlined in the table below:

Executive Chairman of the Board
•Sets the agendas for Board meetings in consultation with the CEO, Corporate Secretary, and other members of the Board.
•Presides over all Board meetings and the Annual Meeting of Shareholders.
•Sees that all orders and resolutions of the Board are carried into effect.

Chief Executive Officer	•Sets the operational leadership and strategic direction of the Company. •Sets the day-to-day leadership and performance of the Company.

Lead Independent Director
•Serves as the liaison between the Executive Chairman of the Board, the Chief Executive Officer, and the independent directors.
•Sets the agendas for, and presides over, the executive sessions of the non-employee and independent directors.
•Consults with the Executive Chairman of the Board and the Chief Executive Officer regarding information sent to the Board in connection with Board meetings.
•Being available, if requested by the shareholders, when appropriate, for consultation and direct communication.

Chairman Emeritus	•Advises senior business leaders.

2026 Proxy Statement	11

Board of Directors and Corporate Governance
Role of the Board
The Company’s business affairs are managed under the direction of the Board, which is currently composed of twelve members. The Board oversees the Company’s Chief Executive Officer and other senior management in the competent and ethical operation of the Company and assures that the long-term interests of the shareholders are being served. In conducting this oversight responsibility, the Board receives regular reports from the Chief Executive Officer and other members of the Company’s senior management team.
The Board’s Role in Oversight of Risk Management
“Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed by the full Board or by one or more of the Committees of the Board as assigned for risk oversight. The Company maintains an Enterprise Risk Management (“ERM”) program that assists in identifying, monitoring and mitigating the Company’s key enterprise risks. The Company leverages the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") ERM framework designed to help the Company's business leaders understand and prioritize organizational risks and measure how such risks impact the Company’s strategy and performance. The Audit Committee and the Board review the prioritization of the Company’s most important risks and the Company’s key mitigation actions related to those risks.
Senior management is responsible for identifying and managing material risks that the Company faces. Insurable risks and litigation risks are handled primarily by the legal and risk management departments, which provide reports to the Audit Committee. Liquidity risk, credit risk and risks associated with our credit facilities, other debt instruments, and cash management are handled primarily by our finance department, which regularly provides a financial report to the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management, which regularly provides various operational reports to, among others, the Audit Committee and the full Board. Risks related to the Company’s executive compensation programs and practices, and human capital management strategy and policies, including those related to workplace inclusion and health and safety management, are handled by senior management, which regularly provides reports to the Human Capital Management and Compensation Committee. The Nominating and Corporate Governance Committee receives regular reports from senior management on risks related to the Board and Board committee membership and structure, governance policies and practices, related party transactions, and sustainability initiatives.
The Board’s Role in Oversight of Cybersecurity Risk Management
Cybersecurity has become a particularly acute and chronic area of risk for companies of all sizes and in all industries, including our Company. While management is primarily responsible for our cybersecurity program and managing our cybersecurity risks, including our procedures and day-to-day operations, our Audit Committee supports the Board with oversight responsibility of our cybersecurity risks. The Company has security incident response policies and procedures for identifying, assessing, and managing material risks arising from cybersecurity incidents, including those arising from third-party service providers. The Audit Committee monitors the cybersecurity risk management and cyber control functions, including external security audits, and receives periodic updates from experienced senior management knowledgeable about assessing and managing cyber risks, including, as appropriate, updates on the prevention, detection, mitigation, and remediation of cyber incidents. The Audit Committee also receives regular quarterly reports from our Chief Information Security Officer and reviews our information technology and cybersecurity risk profile. Cybersecurity incidents that significantly impact the confidentiality, integrity, or availability of Company data or the reliability of the Company system or network are reported to the Audit Committee.
Further, our privacy compliance and digital risk management initiatives focus on the threats and risks to enterprise information and the underlying information technology systems processing such information as part of the implementation of business processes, including Artificial Intelligence. We have also implemented policies and procedures for the assessment, identification, and management of material risks from cybersecurity threats, including internal training, system controls, and monitoring and audit processes to protect the Company from internal and external vulnerabilities and to comply with consumer privacy laws in the areas in which we operate. Further, we limit retention of certain data, encrypt certain data and otherwise protect information to comply with consumer privacy laws in the areas in which we operate.

12	2026 Proxy Statement

Board of Directors and Corporate Governance
The Company also has a cross-functional group of representatives from several departments that comprise the Privacy Committee, which meets and discusses information at least quarterly related to cybersecurity and privacy compliance at the Company, including training, policies, and trends. We also use, among other things, commercially available third parties including vendors, cybersecurity protection systems, software, tools and monitoring to provide security for processing, transmission and storage of protected information and data. The systems currently used for transmission and approval of payment card transactions, and the technology utilized in payment cards themselves, all of which can put payment card data at risk, meet standards set by the payment card industry.
The Company has a global cybersecurity training program that requires all employees with access to the Company networks to participate in regular and mandatory training on how to be aware of, and help defend against, cybersecurity risks. Also, the Company regularly tests the efficacy of its training efforts as well as its systems to assess vulnerabilities to cybersecurity risks, including tabletop incident response exercises. We also regularly review our privacy policies to confirm compliance with applicable data privacy regulations.
The Board’s Role in Oversight of Sustainability Matters
The Nominating and Corporate Governance Committee, pursuant to its charter, has responsibility for oversight of our sustainability initiatives and strategy. We also have a management-level Sustainability Oversight Committee that is comprised of diverse representatives from multiple business functions within the organization and led by our Chief Legal Officer. The Sustainability Oversight Committee is responsible for setting our sustainability strategy and long-term objectives and providing regular reports to the Nominating and Corporate Governance Committee. Our goal is to drive value for stakeholders and our business.
The Board’s Role in Oversight of Human Capital Management Matters
The Human Capital Management and Compensation Committee, pursuant to its charter, has responsibility for oversight of the Company’s human capital management strategy and policies, including, but not limited to those policies and strategies regarding workplace inclusion and safety. The Human Capital Management and Compensation Committee receives updates from senior management throughout the year on key talent metrics for the overall workforce, including metrics related to workplace inclusion and also receives reports on the Company’s recruiting, training and education, talent acquisition and career development programs.
Director Independence and New York Stock Exchange Requirements
Director Independence
Under our Independence Guidelines, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. Under the New York Stock Exchange (the “NYSE”) Listed Company Manual, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company.
A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the NYSE and the Company’s Independence Guidelines. The Board has affirmatively determined that all members of the Audit Committee are independent under our Independence Guidelines, the NYSE listing standards, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and SEC rules and regulations promulgated thereunder, the heightened standards required for Audit Committee members, and its charter.
The Board has affirmatively determined that each member of the Nominating and Corporate Governance Committee and the Human Capital Management and Compensation Committee is “independent” under our Independence Guidelines, the NYSE listing standards, the Exchange Act and SEC rules and regulations promulgated thereunder, and the respective charters of such committees. In addition, all members of the Human Capital Management and Compensation Committee meet the heightened independence standards of the NYSE.
Our Independence Guidelines are posted on our website at www.rollins.com under the section titled “Investors – Corporate Governance – Governance Documents” and include categorical standards for determining independence in specified situations.

2026 Proxy Statement	13

Board of Directors and Corporate Governance
Nonmaterial Relationships
The Board reviewed the following relationships between the independent members of the Board, on the one hand, and the Company, on the other hand:
1.Susan R. Bell and Patrick J. Gunning serve on the Boards of RPC, Inc. and Marine Products Corporation. These companies are controlled by the Significant Shareholder Group as defined below.
2.Donald P. Carson was an executive officer of entities controlled by Gary W. Rollins and the Rollins family at various times from 2003 to 2022. He was a director of two such entities and served as such from 2003 to 2025. From 2018 to 2022, he was a paid consultant to one of these entities.
As required by the Independence Guidelines, the Board unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors based on their experience, character and independent means, and therefore do not preclude an independence determination. All current and nominated non-management directors have been determined by the Board to be independent, other than Ms. Rollins and Mr. Timothy Rollins.
Director Criteria and Qualifications
Under Delaware law, there are no statutory criteria or qualifications for directors. The Board has prescribed no criteria or qualifications at this time. The Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of director candidates. The Nominating and Corporate Governance Committee has discretion in its decision-making. This discretion would extend to how the Nominating and Corporate Governance Committee might consider a director candidate in a particular instance – whether in terms of independence, experience, strength of character, mature judgment, technical skills, age and to the extent to which the individual would fill a present need on the Board, or other considerations. However, our Nominating and Corporate Governance Committee acts under the guidance of our Corporate Governance Guidelines approved by the Board of Directors and posted on our website at www.rollins.com under the section titled “Investors – Corporate Governance – Governance Documents.”
Director Selection and Screening Process
The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. Under the Company’s Corporate Governance Guidelines, the Board is responsible for selecting nominees for election to the Board. The Board has delegated the screening process of director nominees for nomination to the Board and service on the committees of the Board to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This determination takes into account all factors which the Nominating and Corporate Governance Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, age, and the extent to which the individual would fill a present need on the Board.
Director Onboarding and Continuing Education
New directors are required to participate in an orientation program that includes background materials and meetings with senior management. All directors are encouraged to stay abreast of developing trends applicable to the Company’s business and specific to service as a director. Directors may be expected to participate in continuing educational programs relating to our Company’s business, corporate governance or other issues pertaining to their directorships in order to maintain the necessary level of expertise to perform their responsibilities as directors. The Company has a Director Continuing Education Policy and also provides all directors with membership in the National Association of Corporate Directors.

14	2026 Proxy Statement

Board of Directors and Corporate Governance
Director Candidates Recommended by Shareholders
Our Amended and Restated By-Laws provide that any shareholder entitled to vote for the election of directors may make nominations for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations of directors for election at an annual meeting, that written notice be addressed to:
Corporate Secretary
Rollins, Inc.
2170 Piedmont Road, NE
Atlanta, Georgia 30324
Notices with respect to nominations of directors for election at an annual meeting must be received not less than ninety (90) days nor more than one hundred and thirty (130) days prior to the anniversary of the prior year’s annual meeting and shall set forth, among other requirements set forth in detail in the Company’s Amended and Restated By-Laws, the:
•name of the nominee;
•age of the nominee;
•business address of the nominee;
•residence address of the nominee (if known);
•the principal occupation or employment of the nominee for the past five years;
•the nominee’s qualifications;
•the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the nominee; and
•any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings.
Other requirements related to the notice are contained in our Amended and Restated By-Laws, and shareholders are advised to carefully review those requirements to ensure that nominations comply with the Amended and Restated By-Laws. The Nominating and Corporate Governance Committee will consider nominations from shareholders who satisfy the above notice requirements. In addition, a shareholder intending to solicit proxies in support of non-Company director nominees must also comply with SEC Rule 14a-19(b).
Director Communications
The Company also has a process for interested parties, including shareholders, to send communications to the Board of Directors, Lead Independent Director, any of the Board committees or the non-management or independent directors as a group. Such communications should be addressed as follows:
Lead Independent Director
Rollins, Inc.
c/o Corporate Secretary
2170 Piedmont Road, NE
Atlanta, Georgia 30324
The above instructions for communications with the directors are also posted on our website at www.rollins.com under the “Investors – Investors Overview” section. All communications to the Board received from interested parties are forwarded to the Board. Any communication addressed solely to the Lead Independent Director or the non-management or independent directors will be forwarded directly to the appropriate addressee(s).
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to formalize and promote better understanding of our policies and procedures. The Board reviews these guidelines annually. A copy of our current Corporate Governance Guidelines may be found on our website at www.rollins.com under the section titled “Investors – Corporate Governance – Governance Documents.” Our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled sessions per year without management. In accordance with NYSE rules, the independent directors also meet separately at least once per year.

2026 Proxy Statement	15

Board of Directors and Corporate Governance
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees generally, as well as a Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions applicable to the directors and the principal executive officer, principal financial officer, and the principal accounting officer or controller or person performing similar functions for the Company. Both codes of business conduct are available on our website at www.rollins.com under the section titled “Investors – Corporate Governance – Governance Documents.”
Committees of the Board of Directors
Our Board has an Audit Committee, a Human Capital Management and Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board. Our Board committees regularly make recommendations and report on their activities to the entire Board. Each committee may obtain advice from internal or external financial, legal, accounting, or other advisors at their discretion. In addition, we have, from time to time, formed a special committee for the purpose of evaluating and approving certain transactions in which other directors of the Company have an interest.
The Board has adopted written charters for the Audit Committee, Human Capital Management and Compensation Committee, and the Nominating and Corporate Governance Committee which are available on our website at www.rollins.com under the section titled “Investors – Corporate Governance – Governance Documents.”
Audit Committee

SUSAN R. BELL (Chairperson) Members: DONALD P. CARSON PATRICK J. GUNNING GREGORY B. MORRISON

KEY RESPONSIBILITIES:
•Appoints and meets independently with the Company’s independent registered public accounting firm to audit the Company’s financial statements.
•Assesses the independence and oversees the performance of the Company’s independent registered public accounting firm.
•Pre-approves all audit and all permissible non-audit services to be performed by the Company’s independent registered public accounting firm.
•Discusses with the Company’s independent registered public accounting firm all matters required to be discussed under the standards of the Public Company Accounting Oversight Board and the SEC or other regulations.
•Reviews the Company’s financial statements and critical accounting policies and estimates.
•Reviews the adequacy and effectiveness of our internal controls and disclosure controls and procedures.
•Assesses the performance of the Company’s internal audit department.
•Reviews the Company’s insider trading and anti-corruption policies.
•Oversees procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
•Reviews and discusses with management the Company’s internal control procedures associated with the Company’s sustainability reporting.
•Oversees the Company’s ERM process and cybersecurity risk management, including reviewing reports and updates received by management on a quarterly and as-needed basis.

16	2026 Proxy Statement

Board of Directors and Corporate Governance
The Audit Committee consists of Ms. Bell, and Messrs. Carson, Gunning and Morrison. The Board has concluded that (i) Mr. Gunning and Ms. Bell are qualified as “Audit Committee Financial Experts” within the meaning of the rules of the SEC and that they have accounting and related financial management expertise within the meaning of the NYSE listing standards; (ii) all members of the Audit Committee are “Financially Literate” as required under the rules of the NYSE; and (iii) Ms. Bell’s simultaneous service on the audit committees of more than three public companies does not impair her ability to effectively serve on the Company’s Audit Committee.
Human Capital Management and Compensation Committee

GREGORY B. MORRISON (Chairperson) Members: PAUL D. DONAHUE DALE E. JONES LOUISE S. SAMS

KEY RESPONSIBILITIES:
•Reviews the Company’s executive compensation philosophy and strategy.
•Reviews and approves the corporate goals and objectives relevant to the compensation of the Company’s CEO and executive officers, as well as variable compensation.
•Evaluates the performance of the Company’s CEO and executive officers.
•Reviews the compensation of the Company’s non-employee directors for service on the Board and its committees and recommends changes to the Company’s director compensation program as appropriate.
•Determines the stock ownership guidelines for the Company’s CEO, executive officers, and other key executives and monitors compliance with such guidelines.
•Approves grants of awards under the Company’s equity incentive plans and adopts or modifies policies that govern such plans. The Committee may from time to time, in its discretion, delegate its authority under such plans to another committee of the Board or to one or more directors, which it has done for non-NEO stock grants.
•Retains an independent Compensation Consultant and oversees the qualifications, performance, and independence of the Compensation Consultant.
•Oversees the Company's benefit plans and safety programs.
•Receives updates from senior management throughout the year on key talent metrics for the overall workforce, including metrics related to workplace inclusion and also receives reports on the Company’s recruiting, training and education, talent acquisition and career development programs.
•Oversees the Company's succession plan for its management.
•Oversees the development and management of the Company’s human capital management strategy and policies, including but not limited to those policies and strategies regarding workplace inclusion.

Human Capital Management and Compensation Committee Interlocks and Insider Participation
The Human Capital Management and Compensation Committee consists of Messrs. Donahue, Jones and Morrison and Ms. Sams. None of these individuals are or were a current or former officer or employee of the Company or any of its subsidiaries. In addition, none of these individuals had a relationship with the Company since the beginning of fiscal year 2025 that required disclosure by the Company under the SEC rules on transactions with related persons. No executive officer of the Company has served as a director or member of the compensation committee or other board committee of another entity that had an executive officer who served on the Company’s Board or Human Capital Management and Compensation Committee.

2026 Proxy Statement	17

Board of Directors and Corporate Governance
Nominating and Corporate Governance Committee

LOUISE S. SAMS (Chairperson) Members: DONALD P. CARSON RUSSELL HARDIN

KEY RESPONSIBILITIES:
•Determines the appropriate qualifications required of the members of the Board.
•Recommends Board committee chairs and assignments.
•Recommends to our Board nominees for director and considers any nominations properly made by a shareholder.
•Makes recommendations to our Board regarding the agenda for our annual shareholders’ meetings and with respect to appropriate action to be taken in response to any shareholder proposals.
•Conducts periodic reviews of the composition and size of the Board and its committees, as well as the frequency and procedures of Board meetings.
•Oversees compliance with key corporate governance policies, including the company’s Corporate Governance Guidelines and Independence Guidelines.
•Reviews and approves related party transactions.
•Reviews and monitors the Company’s sustainability practices, policies, programs and public disclosures.
•Reviews and assesses the adequacy of the Company’s Code of Business Conduct and Ethics.

Board and Board Committee Meetings
Under our Corporate Governance Guidelines, directors are expected to attend all regular and special meetings of the Board and Board committees upon which they serve. Directors are also expected to attend the Annual Shareholders Meeting. Each incumbent director attended at least 75 percent of the aggregate of the Board meetings held in 2025 and the meetings of the committees on which they served during 2025, and all members of the Board at that time attended last year’s Annual Shareholders Meeting.
The following table shows the current membership (“M”), chairperson (“C”), and chairperson emeritus ("CE") of the Board and each of the Board committees, the number of Board and Board committee meetings held in 2025 and actions taken by unanimous written consent in lieu of meetings:

Name	Board of Directors	Audit Committee	Human Capital Management and Compensation Committee	Nominating and Corporate Governance Committee
GARY W. ROLLINS	CE
JOHN F. WILSON	C
SUSAN R. BELL	M	C
PAUL D. DONAHUE	M		M
DONALD P. CARSON	M	M		M
JERRY E. GAHLHOFF, JR.	M
PATRICK J. GUNNING	M	M
P. RUSSELL HARDIN	M			M
DALE E. JONES	M		M
GREGORY B. MORRISON	M	M	C
PAMELA R. ROLLINS	M
LOUISE S. SAMS	M		M	C
# of Meetings Held	4	6	4	4
# of Actions Taken by Written Consent	1

18	2026 Proxy Statement

Board of Directors and Corporate Governance
Executive Sessions
Our Corporate Governance Guidelines require that the non-management directors meet in at least two regularly scheduled executive sessions per year without management. Therefore, our non-management directors meet at regularly scheduled executive sessions without management. In accordance with the NYSE corporate governance listing standards, Ms. Sams, as the Lead Independent Director, presides over the executive sessions. All current and nominated non-management directors have been determined by the Board to be independent, other than Ms. Rollins and Mr. Timothy Rollins. The independent directors meet separately at least once annually, and Ms. Sams, as the Lead Independent Director, presides over these executive sessions.

2026 Proxy Statement	19

Director Compensation
Overview of the Non-Employee Director Compensation Program
Members of the Board who are not employees (“Non-Employee Directors”) receive compensation for their service. The compensation program for our Non-Employee Directors is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our shareholders. All Non-Employee Directors are also entitled to reimbursement of expenses for all services as a director, including reasonable travel expenses incurred in connection with required in-person attendance at board and committee meetings, committee participation, or special assignments.
The Human Capital Management and Compensation Committee annually reviews each element of our Non-Employee Director compensation program and the total amount paid thereunder and makes recommendations to the Board. In addition, at the Human Capital Management and Compensation Committee’s direction, Mercer (US) LLC (“Mercer”), the Committee’s independent executive compensation advisory firm, provides a competitive analysis of director compensation levels, practices, and design features as compared to the general market as well as our compensation peer group.
2025 Annual Non-Employee Director Compensation Program
Under the Director Compensation Program in effect in 2025, our Non-Employee Directors received an annual cash retainer in the amount of $100,000 and an annual equity award consisting of restricted stock with a fair value of $150,000, which stock is vested when issued but must be held for a period of one (1) year from the date of such grant and until such director is in compliance with their ownership requirement under the Non-Employee Director Stock Ownership Guidelines. Committee Chairpersons also received additional annual cash retainers. All cash retainers are payable in equal quarterly installments in arrears, and the equity awards are paid following the Annual Meeting. For each Non-Employee Director who is elected or appointed for the first time, the first quarterly installment of the annual cash retainers will be paid for the first quarter that ends on or after the date of his or her initial election or appointment, prorated based on service during the quarter.
The following table sets forth the 2025 Non-Employee Director Compensation Program:

Board/Committee	Annual Cash Retainer ($)	Annual Equity Award ($)	Annual Lead Director/Chairperson Cash Retainer ($)
Board of Directors	100,000	150,000
Lead Independent Director			30,000
Audit Committee Chairperson			30,000
Human Capital Management and Compensation Committee Chairperson			15,000
Nominating and Corporate Governance Committee Chairperson			12,000

20	2026 Proxy Statement

Director Compensation
2025 Director Compensation Table
The following table sets forth the compensation paid to our Non-Employee Directors for services rendered as a director for the year ended December 31, 2025. Three of our directors, Messrs. Gary W. Rollins, John F. Wilson and Jerry E. Gahlhoff, Jr. were employees of the Company during 2025, and their employee compensation information is set forth in the “Summary Compensation Table” on page 51 under the “Executive Officer Compensation and Benefits” section of this Proxy Statement. Directors that are our employees do not receive any additional compensation for services rendered as a director.

Name	Fees Earned or Paid in Cash ($)	Annual Restricted Stock Award(1) ($)	Total ($)
SUSAN R. BELL	130,000	150,000	280,000
DONALD P. CARSON	100,000	150,000	250,000
PAUL D. DONAHUE	75,000	150,000	225,000
PATRICK J. GUNNING	100,000	150,000	250,000
P. RUSSELL HARDIN	100,000	150,000	250,000
DALE E. JONES	100,000	150,000	250,000
GREGORY B. MORRISON	115,000	150,000	265,000
PAMELA R. ROLLINS	100,000	150,000	250,000
LOUISE S. SAMS	142,000	150,000	292,000
(1)Amounts in this column represent the grant date fair value of the equity awards granted to the non-employee directors, calculated in accordance with FASB ASC Topic 718. The amounts reported in this column represent the fair value of the total number of shares issued to each director rounded up to the nearest whole dollar. These equity grants must be held for a period of one (1) year from the date of the grant and until stock ownership guidelines are satisfied.
The following is our anticipated non-employee director compensation for 2026.

2026
Annual Cash Retainer	$100,000
Annual Equity Award	$150,000
Lead Director Annual Cash Retainer	$30,000
Audit Chairperson Annual Cash Retainer	$30,000
Human Capital Management and Compensation Chairperson Annual Cash Retainer	$15,000
Nominating and Corporate Governance Chairperson Annual Cash Retainer	$12,000
Non-Employee Director Stock Ownership Guidelines
Under Stock Ownership Guidelines (“Guidelines”), Non-Employee Directors are required to beneficially own, within five years from the date they become subject to the Guidelines, common stock of the Company equal in value at least three times the non-employee director annual cash retainer determined as of the last day of the prior fiscal year with the average closing price of the prior 90 days. Non-Employee Directors are prohibited from selling Company stock granted to such director by the Company for a period of one (1) year from the date of such grant and until such director is in compliance with their ownership requirement under the Guidelines. All Non-Employee Directors who have been directors for five or more years are currently in compliance with the ownership requirement under the Guidelines as of the record date.

2026 Proxy Statement	21

Information Regarding Director Nominees and Continuing Directors
The following table sets forth the names, ages as of March 2, 2026, and certain other information for each of the nominees for election as a director at the Annual Meeting and for each of the continuing members of our Board following the Annual Meeting. Each of the nominees other than Mr. Timothy C. Rollins is currently a director of the Company. Full biographical information follows the table.

Name	Age	Independent	Director Since	Current Term Expires
DIRECTOR NOMINEES:
SUSAN R. BELL	63	Yes	2021	2026
DONALD P. CARSON	76	Yes	2021	2026
PAUL D. DONAHUE	69	Yes	2025	2026
JERRY E. GAHLHOFF, JR.	53	No	2021	2026
PATRICK J. GUNNING	66	Yes	2021	2026
GREGORY B. MORRISON	66	Yes	2021	2026
LOUISE S. SAMS	68	Yes	2022	2026
TIMOTHY C. ROLLINS	63	No	—	—
JOHN F. WILSON	68	No	2013	2026
CONTINUING DIRECTORS:
P. RUSSELL HARDIN	68	Yes	2023	2027
DALE E. JONES	66	Yes	2024	2027
PAMELA R. ROLLINS	69	No	2015	2027

22	2026 Proxy Statement

Information Regarding Director Nominees and Continuing Directors
Key Attributes, Experience, and Skills of Director Nominees and Continuing Directors
DIRECTOR NOMINEES

Director since: 2021 Independent Committee: •Audit (Chairperson)
SUSAN R. BELL, 63

Retired Partner, Ernst & Young LLP

Susan R. Bell has served as a Director of Rollins, Inc. since 2021. Ms. Bell retired as partner from Ernst & Young LLP in 2020 after a 36-year career in public accounting. At Ernst & Young LLP, Ms. Bell served as both an audit and advisory partner, led the Southeast Risk Advisory practice and served as the Atlanta Office Managing Partner. Prior to working at Ernst & Young LLP, Ms. Bell started her career at Arthur Andersen LLP in 1984 where she served as an audit partner from 1996 to 2002.
Ms. Bell has extensive experience with accounting and auditing, internal controls over financial reporting, enterprise risk management, financial IT systems implementations and testing, mergers and acquisitions, dispositions, initial public debt and equity offerings and other securities offerings.
Ms. Bell currently serves as a member of the Board of Directors of RPC, Inc. (NYSE: RES), Marine Products Corporation (NYSE: MPX) and First Advantage Corporation (NASDAQ: FA), roles she has held since 2021, and also serves on the Audit Committees of those corporations and on the Compensation Committee of First Advantage Corporation. She also is Audit Committee Chair for First Advantage Corporation. Ms. Bell graduated summa cum laude from Mississippi State University with a Bachelor of Professional Accountancy and is a Certified Public Accountant in Georgia and Tennessee.

Director since: 2021 Independent Committees: •Audit •Nominating and Corporate Governance
DONALD P. CARSON, 76

Co-founder and Managing Director, The Ansley Capital Group, LLC and Ansley Securities LLC

Donald P. Carson has served as a Director of Rollins, Inc. since 2021. Mr. Carson is the founder of Don Carson Associates, LLC, and co-founder of The Ansley Capital Group, LLC, Ansley Securities LLC, and Cardez Hospitality Group, LLC. Mr. Carson previously served as President of RFA Management Company, LLC, an Atlanta-based family office, from 2019 to 2022, and previously from 2003 to 2013. Mr. Carson worked for many years in the investment and commercial banking industry, primarily for Wachovia Bank, NA from 1977 to 1997. During this time, he was head of the international banking and investment banking businesses. After leaving Wachovia, Mr. Carson became a partner of Paradigm Capital where he was employed from 1998 to 1999 and later co-founded The Ansley Capital Group, LLC and Ansley Securities, LLC, where he is a Managing Director. He currently serves as a Trustee and Board Chair of Beloit College and serves on the board of Black Mountain College Museum + Arts Center. Mr. Carson is also a trustee of The Gary W. Rollins Foundation.
Mr. Carson appears on numerous recordings for Telarc and Deutsche Grammophon with the Atlanta Symphony Orchestra Chorus. Four of these recordings have earned Grammys. He is a voting member of The Recording Academy. Mr. Carson received a Bachelor of Arts degree in Music Composition from Beloit College, and a Master of Business Administration in Finance from the University of Chicago. He also is a graduate of the Thunderbird School of Global Management of Arizona State University.

2026 Proxy Statement	23

Information Regarding Director Nominees and Continuing Directors

Director since: 2025 Independent Committee: •Human Capital Management and Compensation
PAUL D. DONAHUE, 69

Non-Executive Chairman, Genuine Parts Company

Paul D. Donahue has served as a Director of Rollins, Inc. since 2025. Mr. Donahue currently serves as Non-Executive Chairman of Genuine Parts Company, a Fortune 200 global distributor of automotive and industrial parts. He previously served as Chief Executive Officer from 2016 to 2024 and Chairman from 2019 to 2024. He has held several key management positions in his 21+ years with GPC, including executive leadership roles at S.P. Richards Company, GPC’s business products group, and the U.S. Automotive Parts Group.
Prior to joining GPC, Mr. Donahue served in various roles at Newell Office Products. He was President of Sanford North America from 1998 – 2002, Vice President in 1997 and Vice President of Sales from 1991 – 1996. Mr. Donahue began his career with the Newell Companies in 1978 and held numerous sales and management roles during his tenure.
Mr. Donahue is an active supporter of The United Way, Boys and Girls Clubs of America, the Shepherd Center and the City of Refuge. He is a member of the Carlyle Fraser Heart Center Advisory Committee and the Woodruff Arts Center Board of Trustees.  Paul serves on the Emory Healthcare Board of Directors.  Paul also served as 2023 Chair of the Metro Atlanta Chamber and on Truist Bank’s Board of Directors from 2019 to 2023.

Director since: 2021
JERRY GAHLHOFF, JR., 53

Chief Executive Officer and President

Jerry E. Gahlhoff, Jr. was appointed Chief Executive Officer of Rollins, Inc. in 2023, while retaining his prior role as President. He previously served as President and Chief Operating Officer of Rollins in 2020 and joined the Board of Directors in 2021.
Mr. Gahlhoff served as President of Specialty Brands and Vice President of Human Resources, where he oversaw the Company’s specialty brands portfolio—including HomeTeam Pest Defense, Western Pest Services, Waltham Pest Services, Northwest Exterminating, Clark Pest Control and OPC Services. He also led Human Resources and Training for all Rollins Brands.
An industry veteran, Mr. Gahlhoff began his career in 1999 as an entomologist with Wilson Pest Control Company in Winston-Salem, NC, later acquired by HomeTeam in 2001. He then moved to HomeTeam’s headquarters in Dallas, TX, serving as Vice President of Technical Services, Regional Vice President of the Florida Region and Vice President of the East Division, before becoming President of HomeTeam after Rollins acquired the company in 2008.
In 2018, Mr. Gahlhoff received the Crown Leadership Award from Pest Control Technology (PCT) magazine for his ethical leadership and contributions to the industry. He is an active member of the national professional pest control fraternity, Pi Chi Omega, has served as a board member of Zoo Atlanta since 2023 and was appointed to the Culligan International Board of Directors in 2025. He also serves as Treasurer of the Pest Management Foundation Board of Trustees and as Vice Chairman of The Professional Pest Management Association, roles he has held since 2022 and 2024, respectively. Mr. Gahlhoff received a Master of Science in Entomology from the University of Florida.

24	2026 Proxy Statement

Information Regarding Director Nominees and Continuing Directors

Director since: 2021 Independent Committee: •Audit
PATRICK J. GUNNING, 66

Retired Chief Financial Officer, The Woodruff Arts Center Retired Partner, Ernst & Young LLP

Patrick J. Gunning has served as a Director of Rollins, Inc. since 2021. In June 2020, Mr. Gunning retired as a partner from Ernst & Young LLP, a role he held since May 2002, after a 39-year career in public accounting. He held multiple leadership roles at Ernst & Young LLP including Southeast Region Leader of the Financial Accounting Advisory Services practice, Southeast Area Industry Leader of the Retail and Consumer Products practice, and lead audit partner for numerous publicly traded and privately owned companies. Mr. Gunning also served as the Chief Financial Officer of the Robert W. Woodruff Arts Center, Inc., a non-profit organization, from 2020 to 2022.
Prior to joining Ernst & Young LLP, Mr. Gunning worked at Arthur Andersen LLP from 1981 to 2002, where he served as a partner, lead audit partner for numerous publicly traded and privately owned companies, and Assurance Division Leader. Mr. Gunning brings extensive risk oversight and financial and strategic experience to the Board. He currently serves as a member of the Board of Directors of RPC, Inc. (NYSE: RES) and Marine Products Corporation (NYSE: MPX), roles he has held since 2021. Mr. Gunning received a Bachelor of Business Administration in Accountancy from the University of Notre Dame.

Director since: 2021 Independent Committees: •Human Capital Management and Compensation (Chairperson) •Audit
GREGORY B. MORRISON, 66

Retired Senior Vice President and Corporate Chief Information Officer, Cox Enterprises, Inc.

Gregory B. Morrison has served as a Director of Rollins, Inc. since 2021. He is the former Senior Vice President and Corporate Chief Information Officer for Cox Enterprises, Inc., a role he held from February 2002 until his retirement in January 2020. During his 18 years at Cox, Mr. Morrison was responsible for providing corporate strategic planning, policy development and management of all information technology systems and overseeing cybersecurity matters. Prior to his role at Cox, Mr. Morrison served as Executive Vice President and Chief Operating Officer of RealEstate.com in 2000 and held various information and technology leadership roles at Prudential Financial from 1989 to 2002.
Mr. Morrison has extensive knowledge and expertise with cybersecurity, large-scale business transformations and the development of key technological advances that help improve manual business processes. Mr. Morrison was named among the industry's top performing Chief Information Officers who have shown unparalleled leadership to drive innovation and transformation in businesses.
Mr. Morrison has served as member of the Board of Directors of RB Global, Inc. (NYSE: RBA) since 2004, sitting on both the Audit and Compensation Committees. He is also a Director of Amerisure Insurance and IEWC. He previously served on the Veritex Holdings Board of Directors, where he chaired the Corporate Governance and Nominations Committee and the Technology Committee and served on the Audit Committee. Through 2023, he was a Director of Veritiv Corporation (acquired by CD&R), contributing to its Audit and Finance Committee and its Compensation and Leadership Development Committee. He has also been Chairman of the Clark Atlanta University Board of Trustees since 2004.
Mr. Morrison was a commissioned officer in the US Army from 1982 to 1989. He received a Bachelor of Science in Mathematics and Physics from South Carolina State University, and a Master of Science in Industrial Engineering from Northwestern University.

2026 Proxy Statement	25

Information Regarding Director Nominees and Continuing Directors

Director since: —
TIMOTHY C. ROLLINS, 63

Vice President, LOR, Inc.

Timothy C. Rollins is a new nominee for Director of Rollins, Inc. Mr. Rollins is a Vice President at LOR, Inc., a private family investment company, where he manages the firm’s investment portfolio and cattle operations. In this role, he also oversees the Executive Operations Team and approves major capital expenditures.
Mr. Rollins currently serves on the Boards of Directors of RPC, Inc. (NYSE: RES) and Marine Products Corporation (NYSE: MPX), positions he has held since 2017 and 2022, respectively. He is also a Trustee of Emory University, the Woodruff Health Sciences Center, the O. Wayne Rollins Foundation, and the Ma-Ran Foundation.
Mr. Rollins holds a Bachelor of Science in Business Administration from Boston University. Mr. Rollins is the brother of Ms. Pamela R. Rollins and the nephew of Mr. Gary W. Rollins.

Director since: 2022 Independent Committees: •Nominating and Corporate Governance (Chairperson) •Human Capital Management and Compensation
LOUISE S. SAMS, 68

Lead Independent Director Retired Vice President and General Counsel, Turner Broadcasting System, Inc.

Louise S. Sams has served as a Director of Rollins since 2022. She previously served as the Executive Vice President and General Counsel of Turner Broadcasting System, Inc. ("Turner"), a television and media conglomerate, from 2000 until September 2019. As General Counsel, Ms. Sams oversaw legal work relating to all of the business activities of Turner and its subsidiaries worldwide. Ms. Sams managed a global legal department overseeing licensing, clearance and production of content for the Turner television networks and related media services, the sale and distribution of those networks, protection of intellectual property, employment matters, litigation, and transactional work, such as acquisitions and joint ventures.
Ms. Sams also served as President, Turner Broadcasting System International, Inc. from September 2003 until May 2012. Ms. Sams has extensive experience related to technology, information security, use of data and consumer privacy, as well as enterprise-wide risk management. In Ms. Sams' role as President, Turner Broadcasting System International, Inc., she was responsible for production, distribution and ad sales relating to all kids and entertainment television networks and media services offered by Turner outside of the U.S. and Canada, distribution and commercial operations of CNN's international services, and Turner's international joint ventures. Prior to joining Turner in 1993 as a corporate attorney, Ms. Sams was an associate at White & Case, specializing in mergers and acquisitions.
Ms. Sams currently serves as a member of the Board of Directors of Costar Group (NASDAQ: CSGP) and Loop Industries (NASDAQ: LOOP), positions she has held since 2019 and 2021, respectively. Ms. Sams is Chair of the Board of CoStar, chairs the Nominating and Corporate Governance Committee, and also serves on the Audit Committee of Costar. Ms. Sams chairs the Nominating and Corporate Governance Committee of the Loop Board and also serves on the Audit and Compensation Committees of Loop Industries. Ms. Sams currently serves on the following non-profit boards: Princeton University, where she is Chair of the Board of Trustees and Chair of the Executive Committee, Board Development Committee and Compensation Committee; High Museum of Art in Atlanta; and The Westminster Schools. Ms. Sams received a J.D. from the University of Virginia School of Law, and a BA from Princeton University, where she graduated magna cum laude.

26	2026 Proxy Statement

Information Regarding Director Nominees and Continuing Directors

Director since: 2013
JOHN F. WILSON, 68

Executive Chairman of the Board

John F. Wilson was appointed Executive Chairman of the Board in 2025 and has served as a Director of Rollins, Inc. since 2013. Previously, he served as Vice Chairman of the Company since 2020.
With over three decades of service, Mr. Wilson offers deep experience in the Company's business and industry. He previously served as President of Orkin, LLC from 2009 to 2013 and President and Chief Operating Officer from 2013 to 2020.
In addition to his role at Rollins, Mr. Wilson has served on the Board of Directors of RPC, Inc. (NYSE: RES) and Marine Products Corporation (NYSE: MPX) since April 2022. He also served as Vice Chairman of the Professional Pest Management Association for fourteen years. Since 2015, he has been a member of The Carter Center’s Board of Councilors.

CONTINUING DIRECTORS

Director since: 2023 Independent Committee: •Nominating and Corporate Governance
P. RUSSELL HARDIN, 68

Retired President, Robert W. Woodruff Foundation, Inc.

P. Russell Hardin has served as a Director of Rollins, Inc. since 2023. Mr. Hardin served as the President of the Robert W. Woodruff Foundation, Joseph B. Whitehead Foundation, Lettie Pate Evans Foundation and Lettie Pate Whitehead Foundation from 2006 until 2025. He joined the Foundations' staff in 1988, became President in 2006, and currently serves as a Trustee. Previously, Mr. Hardin practiced law with the Atlanta firm of King & Spalding from 1982 to 1987.
Mr. Hardin has served as a member of the Genuine Parts Company (NYSE: GPC) Board of Directors since 2017 and currently serves as Lead Independent Director. He served as a Trustee of Northwestern Mutual Life Insurance Company from 2011 to 2025, where he also served as Lead Independent Trustee.
Mr. Hardin offers the Board extensive experience in the areas of finance, management, strategic planning, philanthropy, governance, and law. Mr. Hardin received his Bachelor of Arts degree with high distinction from the University of Virginia in 1979, and a Juris Doctorate degree with honors from Duke University School of Law in 1982.

2026 Proxy Statement	27

Information Regarding Director Nominees and Continuing Directors

Director since: 2024 Independent Committee: •Human Capital Management and Compensation
DALE E. JONES, 66

Chief Executive Officer, Magna Vista Partners

Dale E. Jones has served as Director of Rollins, Inc. since 2024. Mr. Jones currently serves as Chief Executive Officer of Magna Vista Partners, a global leadership consulting firm since September 2022, and concurrently serves as a Vice Chairman of Christoph Zeiss Partners. He previously served as President and Chief Executive Officer of Diversified Search (DSG Global) from January 2015 to December 2021 and as President from October 2013 to January 2015. Prior to that, Mr. Jones served as Vice Chairman and partner of the CEO and Board Practice in the Americas at Heidrick & Struggles from 2009 to 2013. From 2007 to 2009, he served as Executive Vice President of Revolution LLC, a venture capital firm. Mr. Jones held several executive leadership positions at Heidrick & Struggles from 1999 to 2007.
Mr. Jones has served as a member of the Board of Directors of Chick-fil-A, Inc., a fast-food restaurant chain, since January 2021. Previously, he served on the Board of Directors of Outset Medical, Inc. (NASDAQ: OM), a medical technology corporation, from 2021 to 2025, of Northwestern Mutual, a financial services company, from 2007 to 2022, of Kohl's Corporation (NYSE: KSS), an omnichannel retailer, from 2008 to 2016, and of Hughes Supply from 2003 to 2006 (prior to its acquisition by The Home Depot). He also has served on the Advisory Board of Crider Foods since 2023. Mr. Jones has extensive knowledge and experience with business strategy, board issues and corporate governance, and human capital. Mr. Jones holds a BA from Morehouse College.

Director since: 2015
PAMELA R. ROLLINS, 69

Community Leader

Pamela R. Rollins has served as Director of Rollins, Inc. since 2015. Ms. Rollins is the granddaughter of O. Wayne Rollins, the founder of Rollins, Inc., and is a third-generation member of a fifth-generation family. Ms. Rollins worked as a real estate manager under her grandfather's direction and guidance from 1979 to 1984, after which, she focused on raising her two children. Upon returning to the workforce, she was employed with the Orkin Exterminating Company in customer service for 10 years.
In addition, Ms. Rollins' public company board service includes serving as a director for Marine Products Corporation (NYSE: MPX) from 2017 until 2025 and for RPC, Inc. (NYSE: RES) from 2019 until 2025. She currently serves as a Director and Officer of LOR, Inc. and the Rollins Holding Company. Ms. Rollins has extensive knowledge of the Company's business and industry.
Ms. Rollins serves as a Trustee on the boards of the O. Wayne Rollins Foundation, the Ma-Ran Foundation, the Rollins Child Development Center and Young Harris College. Ms. Rollins holds a BA Degree from Stephens College with a major in Family and Community Studies. Ms. Rollins is the sister of Timothy C. Rollins and the niece of Gary W. Rollins.

28	2026 Proxy Statement

Information Regarding Director Nominees and Continuing Directors
Our Board Experience and Diversity Matrix

Demographics
Gender	M	F	M	M	M	M	M	M	M	F	M	F
Race/Ethnicity Diversity								¢	¢
Backgrounds
Other Board(s)	¢	¢	¢	¢	¢	¢	¢	¢	¢	¢	¢
CEO/Other C-Suite Officer	¢	¢	¢	¢	¢		¢	¢	¢			¢
Pest Control Industry					¢					¢
Capabilities for Rollins, Inc.
Operations	¢	¢	¢	¢	¢		¢	¢	¢		¢	¢
Sales			¢	¢	¢			¢	¢	¢
Strategic Growth		¢	¢	¢	¢			¢	¢		¢	¢
Human Capital	¢	¢	¢	¢	¢			¢				¢
Risk Management	¢	¢	¢	¢	¢	¢						¢
Technology		¢		¢	¢	¢			¢
Accounting/Finance	¢	¢	¢	¢	¢	¢			¢

2026 Proxy Statement	29

Proposal 1:
Election of Directors
Overview
Our Board of Directors is currently composed of twelve members. At the Annual Meeting, nine director nominees are up for election this year. Each director’s term continues until the Annual Meeting of Shareholders in 2027 or until the election and qualification of his or her successor, or such director’s earlier death or resignation. The nominees for election at the 2026 Annual Meeting are all current directors of the Company, other than Mr. Timothy Rollins. Three other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company’s Amended and Restated By-Laws, which previously provided for the election of directors for staggered terms, with each director serving a three-year term; however, one-year terms for all directors will be phased in by 2027, and the Board will be declassified at that time, with all directors subject to nomination and re-election for one-year terms at the 2027 Annual Meeting of Shareholders.
Nominees
At the Annual Meeting, Messrs. Carson, Donahue, Gahlhoff, Gunning, Morrison, T. Rollins and Wilson, and Ms. Bell and Ms. Sams will be nominated to serve as directors to be elected for a one-year term expiring in 2027. Unless authority is withheld, the proxy holders will vote for the election of each director nominee named above. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Corporate Governance Committee to fill such vacancy.

Our Board of Directors recommends a vote FOR the director nominees above.

30	2026 Proxy Statement

Audit Matters
Report of the Audit Committee
Management is responsible for the Company’s system of internal control over financial reporting, the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States, and the financial reporting process, including management’s assessment of internal control over financial reporting ("ICFR").
The Company’s independent registered public accounting firm is responsible for performing an integrated independent audit of the Company’s consolidated financial statements and management reports on ICFR in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing reports thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management. The Audit Committee presently consists of four independent directors, all of whom are considered financially literate under NYSE rules.
In fulfilling its oversight responsibilities with respect to the year ended December 31, 2025, the Audit Committee:
•Approved the engagement and terms of service of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2025;
•Reviewed with management and the Company’s independent registered public accounting firm, the interim financial information included in the Company’s Forms 10-Q prior to the Forms 10-Q being filed with the SEC, as well as the financial information in each quarterly earnings release;
•Reviewed and discussed with the Company’s management (including internal audit) and the Company’s independent registered public accounting firm, the audited consolidated statements of financial position of the Company as of December 31, 2025 and 2024 and the related statements of income, comprehensive earnings, shareholders’ equity and cash flows for each of the three years ended December 31, 2025 including the related footnotes and financial statement schedule, and the related ICFR;
•Discussed with the Company’s independent registered public accounting firm matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•Received from the Company’s independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and discussed with such firm its independence from the Company.
Based upon the review and discussions referred to previously, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. The Audit Committee also reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026. Shareholders are being asked to ratify that selection at the Annual Meeting.
In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America; and (ii) the reports of the Company’s independent registered public accounting firm with respect to such financial statements and related internal controls.
Respectfully submitted by the Audit Committee of the Board of Directors
Susan R. Bell, Chairperson
Donald P. Carson
Patrick J. Gunning
Gregory B. Morrison
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

2026 Proxy Statement	31

Audit Matters
Independent Registered Public Accounting Firm
Deloitte & Touche LLP served as the Company's independent registered public accounting firm for the fiscal years ended December 31, 2025, 2024 and 2023.
The Audit Committee has appointed Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. Deloitte & Touche LLP has served as the Company’s independent auditors since 2023 and is considered by management to be well qualified. Representatives of Deloitte & Touche LLP are expected to be available to respond to appropriate questions at the 2026 Annual Meeting of Shareholders.
Fees of the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our Company by Deloitte & Touche LLP for our fiscal years ended 2025 and 2024.

	2025	2024
Audit Fees(1)	$2,342,162	$2,003,704
Audit-Related Fees(2)	$293,024	$—
All Other Fees(3)	$1,895	$1,895
Total	$2,637,081	$2,005,599
(1)Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements, including internal controls over financial reporting, review of our quarterly financial statements, comfort letters and audit services provided in connection with other statutory or regulatory filings.
(2)Includes fees related to acquisition due diligence and 401K plan audits.
(3)Includes fees primarily related to subscription services.
Pre-approval of Services
All of the services described above were pre-approved by the Company’s Audit Committee or the Audit Committee’s Chairperson in accordance with the Company’s Audit and Non-Audit Services Pre-approval Policy. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such auditor's independence. All of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the year 2025 were attributable to work performed by full-time, permanent employees of the principal accountant. The Committee has no pre-approval policies or procedures other than as set forth below.
The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee, or one or more members of the Committee, as may be delegated from time to time, is responsible for pre-approving all audit and non-audit services provided by the independent public accountants and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

32	2026 Proxy Statement

Proposal 2:
Ratification of Appointment of Independent Registered Public Accounting Firm
Overview
The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2026. During fiscal years 2023, 2024 and 2025, Deloitte & Touche LLP served as our independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting and will have the opportunity to respond to appropriate questions and, if they desire, to make a statement.
See "Audit Matters—Independent Public Registered Accounting Firm" for additional information regarding Deloitte & Touche LLP and fees paid to them in 2025 and 2024.
Although we are not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believes it is appropriate to do so. If shareholders do not ratify the appointment of Deloitte & Touche LLP, the current appointment will stand, but the Audit Committee will consider the shareholder action in determining whether to retain Deloitte & Touche LLP as our independent registered public accounting firm for future fiscal years.
The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting on this matter is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year.

2026 Proxy Statement	33

Proposal 3:
Advisory (Non-Binding) Vote on Executive Compensation
Overview
As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our Board of Directors is submitting a “Say on Pay” proposal for shareholder consideration. While the vote on executive compensation is nonbinding and solely advisory in nature, our Board of Directors and the Human Capital Management and Compensation Committee value the opinion of our shareholders and will review the voting results and seek to determine the causes of any significant negative voting result to better understand issues and concerns not previously presented. shareholders who want to communicate with the Board of Directors or management should refer to “Director Communications” on page 15 of this Proxy Statement for additional information.
Executive compensation is an important matter for our shareholders. The core of our executive compensation philosophy and practice continues to be to pay for performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our shareholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead us successfully in a competitive environment. Our named executive officers are identified on page 35, and the compensation of the named executive officers, including the Compensation Discussion and Analysis ("CD&A") is described beginning on page 38. The CD&A section of this Proxy Statement provides additional details on our executive compensation program, including our compensation philosophy and objectives and the fiscal year 2025 compensation of the named executive officers.
We are asking shareholders to vote on the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion contained in the Company’s 2026 Proxy Statement, is hereby approved.”
As indicated above, the shareholder vote on this resolution will not be binding on us or the Board of Directors and will not be construed as overruling any decision by us or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Board, or to create or imply any additional fiduciary duties for us or the Board.
The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting on this matter is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Currently, we hold shareholder advisory votes on executive compensation every three years, and the next such vote after this year’s vote is scheduled to occur in 2029.

Our Board of Directors recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

34	2026 Proxy Statement

Executive Officers
The following narratives summarize the business experience over at least the last five years of our current executive officers, other than Messrs. Wilson and Gahlhoff, whose business experience is described above in the section titled “Information Regarding Director Nominees and Continuing Directors” on page 22.

GARY W. ROLLINS, 81

Executive Chairman Emeritus

Gary W. Rollins served as a Director of Rollins, Inc. since 1981 and began serving as the Executive Chairman Emeritus of the Board in January 2025. As of the 2026 Annual Meeting of the Shareholders, he will become a non-voting participant at meetings of the Board of Directors. Previously, he served as Chairman of the Company beginning in 2020. Mr. Rollins also held the role of Chief Executive Officer of Rollins, Inc. from 2001 to 2022.
Mr. Rollins has extensive knowledge of the Company’s business and industry, having started out as a technician with the Company and serving in various roles of increasing responsibility for over 56 years, all the way up to CEO. Under Mr. Rollins’ leadership as CEO over the past 20 years, the Company has experienced dramatic expansion that has significantly increased its value and global footprint. In 2020, Mr. Rollins was named one of Atlanta’s Most Admired CEOs by the Atlanta Business Chronicle. In 2021, he received the Crown Leadership Lifetime Achievement Award from Pest Control Technology and Syngenta for his decades of success supporting the industry. This award is determined by previous Crown Leadership Award recipients and is one of the most prestigious industry awards that is only given to those who have dedicated more than 25 years to advancing pest control.
Mr. Rollins has played an active role in upholding his strong family legacy of philanthropy. Under his guidance and passion for giving, Rollins’ employees have supported the United Way of Greater Atlanta since 1985. Over the course of our 41-year history with United Way, Rollins has raised over $21 million through employee donations and company matches that went to local communities in need. Mr. Rollins has been instrumental in instilling a culture of serving our community and has established Rollins as a community leader.
Mr. Rollins served as a Director of Marine Products Corporation and RPC, Inc., roles he held since 2001 and 1984, respectively, until 2025. He previously served as the Non-Executive Chairman of both companies from 2020 to 2022. Mr. Rollins also previously served as a Director of Genuine Parts Company from 2005 to 2017. Mr. Rollins received a BS in Business Administration from the University of Tennessee. Mr. Rollins is the uncle of Pamela Rollins and Timothy Rollins.

2026 Proxy Statement	35

Executive Officers

KENNETH D. KRAUSE, 51

Executive Vice President and Chief Financial Officer

Kenneth D. Krause has served as the Executive Vice President and Chief Financial Officer of Rollins since September 2022. Mr. Krause also served as the Treasurer of Rollins until February 2025. In 2024, his role expanded to include oversight of Rollins' International Brands. Prior to joining Rollins, Mr. Krause served as the Senior Vice President, Chief Financial Officer, Chief Strategy Officer and Treasurer of MSA Safety, Inc. from 2015 to 2022. He also served in various other leadership roles at MSA Safety, Inc. with increasing levels of responsibility from 2006 to 2015. Prior to MSA Safety, Inc., Mr. Krause was a senior manager in the audit practice of KPMG, an international accounting firm.
Mr. Krause currently serves on the Board of Directors of Sotera Health Company (Nasdaq: SHC) and the Metro Atlanta Chamber Board of Directors. Mr. Krause received a Bachelor of Science in Business Administration - Accounting from Slippery Rock University and an MBA from the University of Pittsburgh Katz Graduate School of Business. He is a CPA with inactive status in the state of Pennsylvania.

ELIZABETH B. CHANDLER, 62

Chief Legal Officer, General Counsel and Corporate Secretary

Elizabeth B. Chandler joined Rollins in 2013 as Vice President and General Counsel. In 2017, Ms. Chandler assumed responsibility for the Risk Management and Internal Audit groups. Ms. Chandler was appointed as Corporate Secretary in January 2018, and Chief Legal Officer in January 2025. Before joining Rollins, Ms. Chandler served as Vice President, General Counsel and Corporate Secretary for Asbury Automotive from 2009 to 2012. Prior to that, Ms. Chandler served as city attorney for the City of Atlanta from 2006 to 2009, as Vice President, Assistant General Counsel and Corporate Secretary for Mirant Corp. from 2000 to 2006 and as an Associate and Partner at Troutman Pepper from 1988 to 1995 and from 1995 to 2000, respectively.
Ms. Chandler has been a board member of the Atlanta Beltline Partnership, Inc. and the Georgia Research Alliance, since 2017 and 2022, respectively. She also has served on the Advisory Board of Crider Foods since 2023. Ms. Chandler received a Bachelor of Business Administration in International Business and a Juris Doctorate from the University of Georgia.

36	2026 Proxy Statement

Executive Officers

THOMAS D. TESH, 47

Executive Vice President, Chief Administrative Officer

Thomas D. Tesh joined Rollins in 2012 as Vice President of Information Technology. Mr. Tesh served as Chief Information Officer from 2020 to 2023 and was promoted to Chief Administrative Officer in January 2023. Mr. Tesh leads Project Governance and Corporate Services for the Company.
Before joining Rollins, Mr. Tesh served as a Director of Mobility for ServiceMaster from 2010 to 2012. Mr. Tesh also served in various other leadership roles at ServiceMaster and Terminix with increasing levels of responsibility from 2000 to 2010.

2026 Proxy Statement	37

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation program and provides an overview of how the Human Capital Management and Compensation Committee made compensation decisions in 2025 for each of our named executive officers, which consist of our Principal Executive Officer, our Principal Financial Officer, and the next three most highly-compensated executive officers (other than our Principal Executive Officer and Principal Financial Officer) who were serving in such capacity at the end of the fiscal year 2025. For a complete understanding of the executive compensation program, this disclosure should be read in conjunction with the "Summary Compensation Table" on page 51 and other executive compensation-related disclosures included in this Proxy Statement.
In fiscal 2025, our named executive officers were:

Named Executive Officer	Position with the Company in 2025
GARY W. ROLLINS	Executive Chairman Emeritus
JOHN F. WILSON	Executive Chairman of the Board
JERRY E. GAHLHOFF, JR.	President and Chief Executive Officer
KENNETH D. KRAUSE	Executive Vice President and Chief Financial Officer
ELIZABETH B. CHANDLER	Chief Legal Officer, General Counsel and Corporate Secretary
Executive Compensation Practices and Governance Policies

WHAT WE DO	WHAT WE DON’T DO

✓Pay for Performance. A component of our named executive officers’ total compensation is directly linked to the Company’s performance through performance share units.
✓Align the Interests of Executives with those of Our Shareholders. Equity compensation represents a significant portion of our named executive officers’ total compensation.
✓Stock Ownership Guidelines. We maintain strong stock ownership requirements for our directors, executive officers and other key employees.
✓Independent Compensation Committee. Our Human Capital Management and Compensation Committee is composed solely of independent directors.
✓Independent Compensation Consultant. Our Human Capital Management and Compensation Committee directly retains an independent compensation consultant.
✓Clawback Policy. In 2023, we adopted a Clawback Policy which provides certain triggers for mandatory recovery of erroneously awarded compensation.

✗No Short-Selling or Derivatives Trading. Our Insider Trading Policy prohibits named executive officers (as it does all our employees and directors) from short selling our securities and from purchasing or selling derivatives. Named executive officers (and our directors) are also subject to prohibitions on pledging.
✗No Guaranteed Base Salary Increases or Bonuses. We do not provide guaranteed base salary increases or guaranteed bonuses.
✗No Executive Pension Plans or SERPs. We only maintain a deferred compensation plan and a standard 401(k) plan.

38	2026 Proxy Statement

Compensation Discussion and Analysis
General Compensation Objectives and Guidelines
The Company is engaged in a highly competitive industry. The success of the Company depends on our ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, we have endeavored to structure our executive compensation program in a fashion that gives our Human Capital Management and Compensation Committee the flexibility to take into account our operating performance and the individual performance of our executive officers. The Committee, with the assistance of its compensation consultant, used peer group benchmarking (as described under the heading titled “Peer Group Benchmarking Analysis” on page 47) to assess the comparability of the Company’s pay practices to confirm that the total compensation for the Company’s executive officers is competitive with marketplace practices.
The Human Capital Management and Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. Our compensation policy is designed to achieve three fundamental objectives:
•attract and retain qualified executives;
•motivate performance to achieve Company objectives; and
•align the interests of our executives with the long-term interests of the Company’s shareholders.
In pursuing our objectives, we strive to provide a balanced approach to compensation policies and practices which does not promote excessive risk-taking.
The Human Capital Management and Compensation Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor.
Pursuant to our compensation philosophy, the total annual compensation of our executive officers is primarily made up of the following three elements:
•base salary (fixed compensation), which is an important element to attract, retain and motivate our executives;
•annual performance-based cash incentive compensation (variable compensation), which is valuable in recognizing and rewarding Company achievement; and
•grants of equity-based awards such as restricted stock (variable compensation) and performance share units (variable compensation), which make our executives “think like owners” and, therefore, align their interests with those of our shareholders.
In addition, we provide retirement compensation plans, group welfare benefits and certain perquisites.
We believe that all elements of our executives’ total compensation provide highly motivational incentives that link the pay of our executives to the performance of our Company and enable us to attract and retain highly qualified and motivated executives in our very competitive market.
Fiscal 2025 Named Executive Officer Compensation Details
Compensation Elements
The Company provides both fixed (salary) and variable (cash and equity incentive) compensation to its named executive officers. The following table sets forth information regarding each of the three core elements of compensation for the executive officers in 2025, including a description of each element. In addition to these three core elements, the named executive officers participate in certain health and retirement plans, as well as receive certain perquisites and personal benefits, described in more detail under “Other Compensation” below.

Core Compensation Element	Description
Base Salary	Fixed cash compensation based on each executive officer’s role, responsibilities, competitive market positioning, and individual performance.
Performance-Based Cash Incentive	Performance-based incentive cash compensation with target award amounts for each executive officer. Actual bonus amounts may be lower or higher than target based on the achievement of certain Company performance goals.
Equity Incentive	Grants of stock-based awards in the form of time-lapsed restricted stock and performance share units.

2026 Proxy Statement	39

Compensation Discussion and Analysis
The graphics below reflect the approximate general distribution of the three core elements of compensation earned or awarded for fiscal 2025 by our CEO, and on average, by our named executive officers under the Company’s 2025 Executive Bonus Plan and 2018 Stock Incentive Plan:

CEO	Other Named Executive Officers

12%
Salary
19%
Cash Incentives
69%
Equity Incentives
12%
Fixed Compensation
88%
Variable Compensation

35%
Salary
17%
Cash Incentives
48%
Equity Incentives
35%
Fixed Compensation
65%
Variable Compensation

The numbers presented in the charts above are calculated in accordance with the presentation in the "Summary Compensation Table" on page 51. Accordingly, the cash incentive component consists of the cash bonuses actually paid out for 2025 performance, but the RSAs and PSUs are valued at fair value on the grant date. Actual value ultimately received by the named executive officers ("NEOs") with respect to these awards may be greater or lesser than the grant date fair value. Fixed compensation presented in the chart consists of base salary and does not include elements presented under the “All Other Compensation” columns in the "Summary Compensation Table." The numbers presented for “Other Named Executive Officers” are averaged for simplicity of presentation, but the mix for individual NEOs varies depending upon his or her role and responsibilities, as the Human Capital Management and Compensation Committee has deemed appropriate.
Base Salary
Base salary represents the fixed portion of the three core elements described above and is an important element of compensation intended to attract and retain qualified executives. The Human Capital Management and Compensation Committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from Mercer, our independent compensation consultant, and our CEO (except with respect to his own base salary). In making its determinations, the Human Capital Management and Compensation Committee gives consideration to our operating performance for the prior fiscal year and the individual executive’s performance. Base salary increases are not automatic or guaranteed.
2025 Base Salary Adjustments
In 2025, the Human Capital Management and Compensation Committee adjusted the base salaries of the Company’s named executive officers as follows:

Named Executive Officer	2024 Salary	2025 Salary	% Increase
GARY W. ROLLINS	$1,449,000	$1,449,000	—%
JOHN F. WILSON	$400,000	$600,000	50.0%
JERRY E. GAHLHOFF, JR.	$1,045,000	$1,100,000	5.3%
KENNETH D. KRAUSE	$730,000	$765,000	4.8%
ELIZABETH B. CHANDLER	$555,000	$578,000	4.1%
Mr. Wilson's salary was increased from $400,000 to $600,000 in connection with his transition from Vice Chairman to Executive Chairman of the Board of Directors, and was based on the Human Capital Management and Compensation Committee's evaluation of his performance and the Committee's compensation consultant's benchmarking data. Mr. Gahlhoff, Mr. Krause and Ms. Chandler received merit increases to their base salaries of 5.3%, 4.8% and 4.1%, respectively, based on the Human Capital Management and Compensation Committee's evaluation of their performance and the Committee's compensation consultant's benchmarking data.

40	2026 Proxy Statement

Compensation Discussion and Analysis
Performance-Based Cash Incentive
In February 2025, the Human Capital Management and Compensation Committee approved the terms of the Rollins, Inc. 2025 Executive Bonus Plan for its named executive officers (the “Executive Bonus Plan”), which replaced the 2024 Executive Bonus Plan. Under the Executive Bonus Plan, the named executive officers have an opportunity to earn bonuses of up to a certain percent of each individual’s annual base salary upon the achievement of performance goals approved by the Human Capital Management and Compensation Committee. Such performance goals for the 2025 Executive Bonus Plan consisted of the following targeted financial measures:
•EBITDA to plan; and
•Revenue to plan.
The performance goals are pre-established by the Human Capital Management and Compensation Committee for all named executive officers and measured annually. The terms of the Executive Bonus Plan allow adjustments by the Human Capital Management and Compensation Committee to performance results to include or exclude, as appropriate, the impact from significant business or product line acquisitions or sales and/or unusual or exceptional charges or revenue. We believe that the incentive-related provisions provide performance incentives that are beneficial to the Company and its shareholders by aligning pay with Company performance. The terms of the Executive Bonus Plan and related award opportunities are set subjectively by the Human Capital Management and Compensation Committee after consultation with management and the Committee’s compensation consultant. Mr. Rollins did not receive an award under the Executive Bonus Plan in 2025, due to his transition from Executive Chairman of the Board to Executive Chairman Emeritus.
Set forth below is the 2025 target payout opportunity with respect to each of the performance measures, expressed as a percentage of annual base salary, for each of our named executive officers:

Named Executive Officer	Target Bonus Opportunity for EBITDA Element	Target Bonus Opportunity for Revenues Element	Total Target Bonus Opportunity
GARY W. ROLLINS	—	—	—
JOHN F. WILSON	50%	25%	75%
JERRY E. GAHLHOFF, JR.	90%	60%	150%
KENNETH D. KRAUSE	60%	40%	100%
ELIZABETH B. CHANDLER	45%	30%	75%
For each of the two elements of the bonus, threshold performance – which requires achieving 95% of the performance goal under the Company’s plan – results in a payout equal to 75% of the target bonus opportunity. Performance that exceeds the Company’s plan targets allows the officer to receive payouts exceeding the target bonus opportunity, in an amount scaling up to 125% of the target bonus opportunity, if actual performance equals 105% or more of the performance goal under the Company’s plan. If threshold performance is not achieved for a financial performance measure, there is no payout for that measure. For further information regarding the range of bonus opportunities granted in 2025, see “Grants of Plan-Based Awards in 2025” on page 53. Performance that falls between the threshold, target, and maximum opportunities results in a proportionate payout.
EBITDA to Plan Performance Goal
In December 2024, the Human Capital Management and Compensation Committee elected to use EBITDA rather than pre-tax profit in order to minimize the occurrence of unusual or exceptional charges. The Company's EBITDA performance was $854.228 million, which was 100.1% of the target performance goal. Therefore, each named executive officer received 100% of the target bonus opportunity for this element of the plan.
Revenue to Plan Performance Goal
This target performance goal in 2025 was a 9.3% year-over-year increase in revenue. The actual revenues achieved for 2025 represented a year-over-year increase in the Company’s revenue of 11%, which reflected a 101.6% of plan achievement for 2025. Therefore, each named executive officer received 105% of the target bonus opportunity for the revenue element of the plan.
In addition to any bonuses earned under the Executive Bonus Plan, the Human Capital Management and Compensation Committee has the authority to award discretionary bonuses. No discretionary bonuses were awarded for 2025.

2026 Proxy Statement	41

Compensation Discussion and Analysis
Equity-Based Awards
Pursuant to the terms of the Company’s 2018 Stock Incentive Plan, the Human Capital Management and Compensation Committee may grant stock options, stock appreciation rights and any other type of award valued by reference to (or otherwise based on) shares, including, without limitation, restricted stock, restricted stock units, performance accelerated restricted stock, performance stock and performance units. Equity-based awards are generally used by the Company as a tool to encourage retention and align the interest of our executives with those of our shareholders. Awards under the 2018 Stock Incentive Plan are purely discretionary and may or may not be granted in any given fiscal year. In 2025, the equity component of compensation for named executive officers (as well as certain other employees) continued to include grants of time-lapse restricted stock ("RSAs") and performance share units (“PSUs”), as in past years. The RSAs will vest pro rata over a three-year period. The PSUs will cliff vest after three years based upon the Company’s successful achievement of certain financial performance goals and feature a relative TSR component, as described in more detail below. This mix of equity is designed to continue providing alignment of our executive compensation program with the interests of our shareholders and link longer term compensation of our executives to longer term performance of the Company.
Equity awards are discretionary and are generally granted to our named executive officers in the first quarter of the applicable fiscal year. In certain circumstances, including the hiring or promotion of an officer, the Human Capital Management and Compensation Committee may approve grants to be effective at other times. Mr. Rollins did not receive an equity-based award in 2025, due to his transition from Executive Chairman of the Board to Executive Chairman Emeritus. The Company does not currently grant stock options to its employees. The Human Capital Management and Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
The Human Capital Management and Compensation Committee granted time-lapse restricted stock awards and performance share units to our named executive officers in 2025, as follows:

Name	2025 Grants of Time-Lapse Restricted Stock Awards	2025 Grants of Performance Share Units(1)	Total 2025 Grants of Equity
GARY W. ROLLINS	—	—	—
JOHN F. WILSON	11,750	4,500	16,250
JERRY E. GAHLHOFF, JR.	85,750	32,250	118,000
KENNETH D. KRAUSE	33,750	16,875	50,625
ELIZABETH B. CHANDLER	14,250	8,625	22,875
(1)The number of PSUs shown in this column represents the total number of shares that would cliff vest assuming the Revenue CAGR and Adjusted EBITDA Margin goals are met at the target level, and the TSR would cliff vest at target level. The vesting conditions of the PSUs are described in more detail below under "Terms of PSUs."
The amount of the aggregate stock-based awards to our named executive officers in any given year is subjective and is influenced by many factors, including consultation with management and compensation consultants. The amount of each grant to our named executive officers is influenced in part by the Human Capital Management and Compensation Committee’s assessment of each individual’s respective contributions to achievement of the Company’s long-term goals and objectives. In evaluating individual performance for these purposes, the Human Capital Management and Compensation Committee considers the overall contributions of executive management as a group and the Committee’s assessment of each individual’s relative contribution to that performance rather than specific aspects of each individual’s performance over a short-term period. It is our expectation to continue yearly grants of restricted stock awards and performance share units to selected executives, although we reserve the right to modify or discontinue this or any of our other compensation practices at any time.
Terms of RSAs. Prior to January 2022, all of our time-lapse restricted stock awards had the same features and the shares vested one-fifth per year beginning on the second anniversary of the grant date. For awards of time-lapse restricted stock granted in 2022, the shares vest one-fifth per year beginning on the first anniversary of the grant date. For awards of time-lapse restricted stock granted in 2023, the shares vest one-fourth per year beginning on the first anniversary of the grant date. For awards of time-lapse restricted stock granted in 2024, 2025 and 2026, the shares will vest one-third per year beginning on the first anniversary of the grant date. Time-lapse restricted shares have full voting and dividend rights with dividends paid quarterly. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment or move to a lesser position for any reason prior to the vesting dates (other than due to death, disability or a change in control), the unvested shares will be forfeited unless the Human Capital Management and Compensation Committee decides otherwise. In the event of a “change in control” as determined by the Board, all unvested restricted shares shall vest immediately.

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Compensation Discussion and Analysis
Terms of PSUs. PSUs will cliff vest and convert to shares of common stock at the end of a three-year performance period, if the performance and market targets are met and if the recipient has remained continuously employed by the Company through that date in a position of equivalent or greater responsibility, and subject to earlier vesting as provided under the CIC Agreements for officers who are party to them. However, the Human Capital Management and Compensation Committee has retained discretion for certain determinations, and whether targets are met under the PSUs will be determined by the Human Capital Management and Compensation Committee in its discretion. The targets are difficult but achievable, and it is even more challenging to obtain the maximum level.
The 2025 PSUs are composed of 3 components, as described below.
1.Revenue CAGR component. Payout of this component at the threshold, target and maximum levels requires that the Company achieve 3-year revenue CAGR (compound annual growth rate) in its revenues within a table set forth in the award agreement. 3-year revenue CAGR (expressed as a percentage) is calculated by first dividing revenue for fiscal year 2027 by revenue for fiscal year 2024, then raising that quotient to the power of 1/3, and then subtracting 1.
2.Adjusted EBITDA Margin component. Payout of this component at the threshold, target and maximum levels requires that the Company achieve an aggregate adjusted EBITDA margin for the 3 fiscal years 2025, 2026, and 2027, within the table set forth in the award agreement. Adjusted EBITDA for this purpose is as defined in the Company’s SEC filings for the relevant periods. 3-year aggregate adjusted EBITDA margin is calculated by dividing the sum of the 3 fiscal years' adjusted EBITDA by the sum of the corresponding 3 fiscal years Revenues. A reconciliation of 2025 adjusted EBITDA and adjusted EBITDA margin to our 2025 and 2024 GAAP net income is set forth in our Form 10-K for fiscal year ended December 31, 2025, as well as in Appendix A of this proxy statement.
3.TSR component. Payout of this component occurs at the threshold, target and maximum levels if the Company’s 3-year Total Shareholder Return (“TSR”) for fiscal years 2025-2027, compared to the 500 companies that make up the S&P 500 on the first day of the three year plan (“3-year Relative TSR”), falls within the table set forth in the award agreement. TSR is calculated as the proﬁt or loss from net share price change over the period, including reinvestment of dividends.
The table below shows the number of shares that would be earned under each component for each NEO assuming target-level performance.
Target Level Payouts (in Shares) of 2025 PSUs by Component

Name	Revenue CAGR	Adjusted EBITDA Margin	TSR	Total
GARY W. ROLLINS	—	—	—	—
JOHN F. WILSON	1,500	1,500	1,500	4,500
JERRY E. GAHLHOFF, JR.	10,750	10,750	10,750	32,250
KENNETH D. KRAUSE	5,625	5,625	5,625	16,875
ELIZABETH B. CHANDLER	2,875	2,875	2,875	8,625
Termination of Employment. Except in the case of death or disability, and except as provided to the contrary in the CIC Agreements which are described below (for those officers who are party to them). PSUs are forfeited in their entirety if the recipient’s employment with the Company terminates for any reason prior to February 20, 2028. However, if termination of employment is due to death or disability, then the Revenue CAGR and the Adjusted EBITDA Margin components (but not the TSR component) will vest and shares will be paid at target level, whether the performance goals are met or not, and without regard to the level at which such performance goals may be met.
Dividend Equivalents; No Voting Rights. PSU awards also include the right to “Dividend Equivalents” with respect to the underlying shares. Dividend equivalents are accrued over the performance period, in shares, based upon target payout level, subject to a true-up at the end of the three year cycle. Accrued Dividend Equivalents will be paid out upon vesting of the PSUs, but no such Dividend Equivalents will be payable to the extent the awards fail to vest or are forfeited, or the performance goals are not met. PSUs confer no voting rights with respect to the underlying shares prior to vesting and payout.
The 2024 PSUs, which remain outstanding and are included in the "Outstanding Equity Awards at Fiscal Year-End" table below, have substantially the same terms as the 2025 PSUs, other than the share levels and performance targets.

2026 Proxy Statement	43

Compensation Discussion and Analysis
2023 PSU Award Performance Period Results
The fiscal 2023-2025 performance share awards granted in February 2023 provide for the issuance of shares of our common stock at the end of a three-year period based on the achievement of the Company's revenue CAGR in its revenues, adjusted EBITDA margin, and TSR goals over that period, as follows:

	Threshold	Target	Maximum	Threshold Payout	Target Payout	Maximum Payout
Revenue CAGR	5%	7-7.9%	10%	20%	100%	200%
Adjusted EBITDA	19%	21.0-21.9%	24%	20%	100%	200%
TSR	50%	65-74.9%	75%	80%	100%	200%
The performance period for the 2023 performance share awards ended on December 31, 2025. Over the three year period, the Company achieved an average of 11.7% CAGR, averaged an adjusted EBITDA margin of 22.6%, and the Company's TSR relative to the S&P 500 was 66%. The Adjusted EBITDA used in the margin calculation for each of the years 2023, 2024, and 2025 was calculated in the same manner described in our Annual Reports on Form 10-K for each of those years; a reconciliation of Adjusted EBITDA to GAAP net income is included in each such 10-K. The NEO's earned the following shares under the award:

Name	Target Fair Value at Date of Grant (2/16/2023)($)	Shares Earned Upon Certification of Performance Following the Performance Period	Value of Earned Shares at End of Performance Period (12/31/2025)($)
GARY W. ROLLINS	802,950	33,000	1,980,660
JOHN F. WILSON	147,208	6,050	363,121
JERRY E. GAHLHOFF, JR.	1,294,140	53,186	3,192,224
KENNETH D. KRAUSE	519,241	21,340	1,280,827
ELIZABETH B. CHANDLER	148,598	6,106	366,482
Other Compensation
Health and Retirement Plans
The named executive officers all participate in the Company’s regular employee benefit programs, including the 401(k) Plan with Company match, stock, group life insurance, group medical and dental coverage and other group benefit plans. The Company also maintains a non-qualified retirement plan (the “Deferred Compensation Plan”) for our executives and highly compensated employees. The Deferred Compensation Plan provides other benefits as described below under the section titled “Non-Qualified Deferred Compensation.”
Perquisites and Other Personal Benefits
In addition to the total direct compensation and benefits described above, the Company provides its named executive officers with certain perquisites as approved by the Human Capital Management and Compensation Committee and noted in the footnote to the "Summary Compensation Table" on page 51 under the section titled “Executive Compensation.” These perquisites provide added security and efficiency. The specific perquisites provided to the named executive officers are as follows:
•All named executive officers are eligible to receive an automobile allowance, a fuel card, and an annual executive physical.
•Mr. Rollins also receives the following perquisites:
–payment of variable costs of Mr. Rollins' aircraft for his personal use;
–personal use of the Company’s executive dining room; and
–personal use of the Company’s storage space.

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Compensation Discussion and Analysis
Executive Employment Arrangements
The initial terms and conditions of employment for certain of our named executive officers are set forth in written employment offer letters. Also, on February 11, 2025, the Human Capital Management and Compensation Committee approved Change-in-Control Severance and Restrictive Covenant Agreements (the "CIC Agreements") with each of Jerry E. Gahlhoff, Jr., Kenneth D. Krause, Elizabeth B. Chandler and Thomas D. Tesh. The CIC Agreements are designed to provide for stability and continuity of management in the event of any actual or threatened change in control, encourage executive officers to remain in service after a change in control and ensure that executive officers are able to devote their entire attention to maximizing shareholder value in the event of a change in control. In order to receive benefits under the CIC Agreement, the executive officer is required to comply with certain restrictive covenants, which further protects the Company’s interests. The Agreements supersede other outstanding agreements to the extent relevant, and they may not be modified without a written agreement that is signed by the executive officer as well as the Company.
Each CIC Agreement provides that:
•In the event of a termination of the executive officer’s employment by the Company without “cause” or by the executive for “good reason”, in either case within twenty-four (24) months following a “change in control,” as such terms are defined in the agreement, the executive officer will be eligible to receive the following benefits, subject to his or her execution and non-revocation of a release of claims and compliance with the restrictive covenants outlined below:
–a lump sum cash severance payment equal to a multiple of the executive officer’s base salary and target cash bonus (3x for Mr. Gahlhoff, Jr.; 2x for Mr. Krause; and 1.5x for Ms. Chandler and Mr. Tesh),
–a pro-rated bonus payment for the year of termination,
–payment of employer-portion of health plan premium for 18 months, and
–vesting of PSUs based on assumed achievement of target level of performance.
•The executive officer will be subject to certain restrictive covenants following his or her termination of employment for any reason, including:
–restrictions on the disclosure and use of confidential information,
–2-year post-employment non-competition covenant,
–2-year post-employment non-solicitation of protected customers covenant,
–2-year post-employment non-recruitment of employees and independent contractors covenant, and
–a non-disparagement obligation.
The Company also entered into an indemnification agreement with each of its directors, Mr. Krause, Ms. Chandler and Mr. Tesh, each of which provides that:
•In general, the Company will, to the extent permitted by applicable law and subject to certain limitations, indemnify the executive officer or director against all costs, expenses, liabilities and losses actually and reasonably incurred or suffered in the defense or settlement of, or otherwise in connection with any threatened, pending or completed civil, criminal, administrative, or investigative action, suit, arbitration or proceeding or any inquiry or investigation the defense or settlement of any civil, criminal, administrative, or investigative action, suit, or proceeding to which he or she is or may become a party or a witness or other participant based upon, arising from, relating to, or by reason of the fact that he or she is, was, shall be, or shall have been a director and/or officer of the Company or is or was serving, shall serve, or shall have served at the request of the Company as a director, officer, partner, trustee, employee, or agent.
•The indemnification agreement does not exclude any other rights to indemnification or advancement of expenses to which the executive officer or director may be entitled, including any rights arising under the Company’s articles, by-laws, law, agreement, policy of insurance or similar protection, or vote of shareholders or directors.

2026 Proxy Statement	45

Compensation Discussion and Analysis
Compensation Setting Process
Role of the Human Capital Management and Compensation Committee
Under its charter, the Human Capital Management and Compensation Committee is responsible for, among other things:
•reviewing our overall executive compensation philosophy and strategy, including base salary, performance-based incentive cash compensation, and equity-based grants, to confirm that the strategy supports our compensation policy; and
•reviewing and approving corporate goals and objectives relevant to the compensation of the executive officers, including the CEO, and evaluating each such executive officer’s performance in light of such goals and objectives, and setting each executive officer’s compensation based on this evaluation.
The Human Capital Management and Compensation Committee is composed of four non-employee directors, Mr. Paul D. Donahue, Mr. Dale E. Jones, Mr. Gregory B. Morrison (Chairperson) and Ms. Louise S. Sams, each of whom is independent.
The Human Capital Management and Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of any compensation consultant, legal counselor or other advisor to assist the Committee in the performance of its duties, and shall be directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant, legal counsel or other advisor so retained. The Human Capital Management and Compensation Committee may also, from time to time, and in its discretion, formally delegate all or a portion of its authority with respect to the executive officers to subcommittees; provided that such subcommittees must meet the Committee’s composition requirements set forth in its charter or under any applicable federal or state laws or NYSE requirements.
Role of Management
The Human Capital Management and Compensation Committee solicits input from the Chairman of the Board and the Chief Executive Officer and President with respect to the performance of the other executive officers and their compensation levels. The Vice President of Human Resources also provides the Human Capital Management and Compensation Committee with input as it pertains to the compensation of all executive officers.
The Role of Shareholder Say-on-Pay Votes
We provide our shareholders with the opportunity to cast a non-binding advisory vote on executive compensation (a “say-on-pay proposal”) every three years. At our annual meeting of shareholders held in April 2023, a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Human Capital Management and Compensation Committee believes this affirms the shareholders’ support of our approach to executive compensation. The shareholders voted to hold a say-on-pay advisory vote on executive compensation every three years, and the Board resolved to accept the shareholders’ recommendation. As a result, shareholders are being asked to vote on the Company’s non-binding advisory vote on executive compensation at the Company 2026 Annual Meeting of Shareholders, as described under the section titled “Proposal 3: Advisory (Non-Binding) Vote on Executive Compensation” on page 34. The Human Capital Management and Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our executive officers.
Role of the Human Capital Management and Compensation Committee Consultant
Since 2021, Mercer has served as the Company's independent compensation consultant. In selecting Mercer the Human Capital Management and Compensation Committee reviewed information regarding the independence and potential conflicts of interest of Mercer. The Human Capital Management and Compensation Committee members took into account, among other things, the factors enumerated by the SEC and NYSE for evaluating compensation advisor independence, including, without limitation, the engagements and fees described below, and concluded that Mercer is independent and that no conflict of interest exists. Mercer attended all Human Capital Management and Compensation Committee meetings in 2025 and advised the Human Capital Management and Compensation Committee with respect to 2025 executive compensation decisions, as well as provided benchmarking data to the Committee. The Human Capital Management and Compensation Committee at any time has sole authority to replace its compensation consultant, or from time to time, hire additional consultants, legal counsel and such other advisors as necessary to assist with the execution of its duties and responsibilities.

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Compensation Discussion and Analysis
During Mercer’s engagement in 2025, Mercer reviewed the Company’s director and executive officer compensation strategy and programs to confirm appropriateness and market-competitiveness. Mercer’s fees for director and executive compensation consulting services provided to the Human Capital Management and Compensation Committee in 2025 were $218,000. In addition, Mercer performed other, non-executive compensation work for the Company with total fees of $104,100.
Peer Group Benchmarking Analysis
As part of its executive compensation review for 2025, the Human Capital Management and Compensation Committee asked Mercer to update the peer group that serves as a primary comparator group for assessing the competitiveness of the Company’s executive compensation. As part of this process, Mercer recommended a peer group comprised of 17 companies, with each peer having revenue between approximately 1/3 to 2.5 times the Company’s revenue. The appropriateness of the peer group was based on the industry, size, organizational type, and comparability of business complexity. The Peer Group companies generally had a majority of operations in the environmental and facilities services industry, and variations in their revenues, assets and market capitalization versus the Company were considered when the group was selected. Where possible, each company position was compared to industry data using functional counterparts or executives with similar roles at the peer companies, as well as compensation data disclosed in proxy statements filed in 2025.
The Human Capital Management and Compensation Committee considered the peer group benchmarking analysis provided by Mercer comparing the compensation components of salary, annual incentives, long-term incentives, and total compensation of the Company’s Chief Executive Officer and other executive officers relative to pay programs of the selected peer group. The peer group is used as a reference point, but compensation paid at other companies is only one factor in the decision-making process. The Human Capital Management and Compensation Committee believes the Company’s executive compensation program is fair, competitive with marketplace practices and effective in enhancing shareholder value.
The following companies were included in the Peer Group for 2025:

Company Name	Industry
ABM Industries Incorporated	Environmental and Facilities Services
ADT	Specialized Consumer Services
Brightview Holdings, Inc.	Environmental and Facilities Services
The Brink's Company	Security and Alarm Services
Casella Waste Systems, Inc.	Environmental and Facilities Services
Clean Harbors, Inc.	Environmental and Facilities Services
Comfort Systems USA, Inc.	Construction and Engineering
Frontdoor, Inc.	Specialized Consumer Services
Iron Mountain Incorporated	Other Specialized REITs
Lennox International Inc.	Building Products
Masco Corporation	Building Products
The Scotts Miracle-Gro Company	Fertilizers and Agricultural Chemicals
Service Corporation International	Specialized Consumer Services
Tetra Tech	Environmental and Facilities Services
Unifirst Corporation	Diversified Support Services
Veralto Corporation	Environmental and Facilities Services
Waste Connections, Inc.	Environmental and Facilities Services

2026 Proxy Statement	47

Compensation Discussion and Analysis
The table below sets forth for this peer group and Rollins' information regarding revenue based on the trailing four quarters from Q4 2024 though Q4 2025; market capitalization as of December 31, 2025; EBITDA and EBITDA Margin based on the most recently reported 12-months for each company as of December 31, 2025; and employee headcount based on each company's most recent fiscal year end as of December 31, 2025; in each case derived from data as reported in CapIQ.

	Revenue ($ in millions)	Market Cap ($ in millions)	EBITDA ($ in millions)	EBITDA Margin (%)	Employees (#)
75th percentile	7,118	20,775	1,401	26	24,427
Median	5,146	8,748	1,100	19	18,300
25th percentile	3,045	3,824	450	15	13,500
Rollins	3,680	28,879	843	23	20,265
Rollins percentile rank	30%	86%	45%	65%	59%
Policies Regarding Stock Ownership by Executive Officers
Stock Ownership Guidelines
We currently have Stock Ownership Guidelines (the “Guidelines”) for our executive officers and other key executives as designated by the Human Capital Management and Compensation Committee. The purpose of these Guidelines is to align the interests of our executives with the interests of our shareholders. The current Guidelines as determined by the Human Capital Management and Compensation Committee include:

Title	Stock Ownership Requirements
Executive Chairman Emeritus, Chairman of the Board and President and Chief Executive Officer	Ownership equal to 5 times base salary
Other Rollins, Inc. Officers, President of Orkin, LLC, and President of Rollins' Brands	Ownership equal to 3 times base salary
Division Presidents, Brand Presidents and Group Vice Presidents	Ownership equal to 2 times base salary
Participants under the Guidelines have a period of five years to adhere to the Guidelines. Participants have their individual ownership amount established based upon their annual base salary at the time they became subject to the Guidelines and the Company’s average closing common stock price for the prior 90-day period. Promotions into a different position category require recalculation of a Participant’s ownership amounts, as appropriate.
Shares counted toward this requirement are based on shares beneficially owned by such participant (as beneficial ownership is defined by Rule 16a-1(a)(2) under the Exchange Act).
Once achieved, ownership of the amount under the Guidelines should be maintained for as long as the participant is subject to the Guidelines. All executive officers and other key executives as designated above are currently in compliance with the Guidelines as of the record date.
In addition, the Human Capital Management and Compensation Committee has approved and adopted stock ownership guidelines applicable to our Non-Employee Directors. Information with respect to our non-employee directors’ stock ownership guidelines is set forth in “Non-Employee Director Stock Ownership Guidelines” on page 21.
Our Policies Regarding Hedging and Pledging
Our insider trading policy, described in detail under "Insider Trading Policy", prohibits all employees, including named executive officers, and all directors, from selling short Company securities, and from purchasing or selling puts, calls, or other derivative securities at any time. Our policy also prohibits directors and named executive officers, and strongly discourages other employees, from pledging our securities or otherwise subjecting them to margin calls or the ability to be sold outside of the owner’s control. Hedging of financial risk with respect to Company securities and similar monetization transactions are prohibited by our policy. The policy also requires our employees, including the named executive officers, and directors, to take responsibility for compliance with the policy by certain of their family members and affiliates under their control.

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Compensation Discussion and Analysis
Clawback Policy
We have an executive clawback policy, adopted in 2023, and effective as of October 2, 2023, to recover certain erroneously awarded compensation received by our Section 16 officers on or after the effective date, in the event the Company is required to prepare an accounting restatement. This policy is intended to comply with the SEC and NYSE requirements. The policy requires mandatory recuperation of certain incentive-based compensation regardless of fault or involvement. Also, our executive bonus agreements contain a provision that provides that, among other things, if any bonus amount is paid as a result of misrepresented or inaccurate performance, the Company may require repayment of some or all of the excess bonus paid, subject to applicable laws. This recoupment policy reflects the Company’s high ethical standards and strict compliance with accounting and other regulations applicable to public companies. As all incentives and awards remain within the discretion of the Human Capital Management and Compensation Committee, the Committee also retains the ability to take any restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with SEC financial reporting requirements, that the Chief Executive Officer and Chief Financial Officer must disgorge bonuses and other incentive-based compensation and profits on stock sales received during the 12-months following publication of the restated financials, if the non-compliance results from misconduct.
Tax Deductibility of Compensation
As a result of the Tax Cuts and Jobs Act, starting with compensation payable in 2018, Section 162(m) of the Internal Revenue Code limits the Company from deducting compensation, including performance-based compensation, in excess of $1,000,000 paid to certain executive officers. The Human Capital Management and Compensation Committee will continue to retain full discretion to award compensation packages that best attract, retain and reward successful executive officers. Therefore, the Human Capital Management and Compensation Committee anticipates that it will award compensation that is not fully deductible under Section 162(m).

2026 Proxy Statement	49

Human Capital Management and Compensation Committee Report
The Human Capital Management and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussions, the Human Capital Management and Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted by the Human Capital Management and Compensation Committee of the Board of Directors
Gregory B. Morrison, Chairperson
Paul D. Donahue
Dale E. Jones
Louise S. Sams
This report of the Human Capital Management and Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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Executive Officer Compensation & Benefits
Summary Compensation Table
The following table provides information regarding the compensation awarded to, earned by and/or paid to each of our named executive officers for the years indicated below:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Equity Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
				RSA	PSU
GARY W. ROLLINS	2025	1,449,000	—	—	—	—	624,393	2,073,393
Executive Chairman Emeritus	2024	1,449,000	—	2,170,350	1,058,166	1,669,972	598,719	6,946,207
	2023	1,449,000	—	1,628,100	802,915	2,148,142	545,489	6,573,646
JOHN F. WILSON	2025	600,000	—	603,128	240,990	457,500	47,756	1,949,374
Executive Chairman of the Board	2024	400,000	—	899,253	149,038	275,000	32,707	1,755,998
	2023	400,000	—	298,485	147,173	355,000	38,163	1,238,821
JERRY E. GAHLHOFF, JR.	2025	1,100,000	—	4,401,548	1,727,095	1,683,000	55,227	8,966,870
President and Chief Executive Officer	2024	1,045,000	—	4,176,900	1,520,183	1,457,775	36,891	8,236,749
	2023	1,000,000	—	2,623,955	1,294,070	1,785,000	40,864	6,743,889
KENNETH D. KRAUSE	2025	765,000	—	1,732,388	903,713	780,300	49,707	4,231,108
Executive Vice President and Chief Financial Officer	2024	730,000	—	1,463,963	804,803	678,900	33,819	3,711,485
	2023	702,000	—	1,052,838	519,206	835,380	228,470	3,337,894
ELIZABETH B. CHANDLER	2025	578,000	—	731,453	461,898	442,170	44,720	2,258,241
Chief Legal Officer, General Counsel and Corporate Secretary	2024	555,000	—	552,825	208,653	387,113	33,413	1,737,004
	2023	538,200	—	301,199	148,528	480,344	36,019	1,504,290
(1)The amounts reported in these columns represent the aggregate grant date fair value of restricted stock and performance share units awarded to each named executive officer under our 2018 Stock Incentive Plan during the fiscal years 2025, 2024 and 2023, as applicable, in accordance with FASB ASC Topic 718. Because these values are determined as of the date of grant and based on certain assumptions, including assumptions regarding the outcome of certain performance and market conditions, actual values received by the NEOs may be lower or higher from the numbers presented here. Please refer to Note 13 – Stockholders' Equity to our consolidated financial statements contained in our 2025 Form 10-K for the period ending December 31, 2025, for a discussion of the assumptions used in these computations. The fair value presented for the PSUs assumes that the 3-year CAGR and the Adjusted EBITDA Margin portions of the award will cliff vest at target levels, and fair value for these portions of the PSUs was calculated by multiplying this target number of shares by the closing price on the grant date. A Monte Carlo simulation was used to value the TSR component of the award, since the TSR component is subject to a market condition, and this requires certain assumptions to be made. Significant assumptions used in the Monte Carlo valuation included volatility rate of 24.27% and a risk-free interest rate of 4.23%. If the maximum level of performance is achieved, the grant date fair values of the 2023 PSUs would be $1,605,900 for Gary W. Rollins; $294,415 for Mr. Wilson; $2,588,280 for Mr. Gahlhoff; $1,038,482 for Mr. Krause; and $297,196 for Ms. Chandler. If the maximum level of performance is achieved, the grant date fair values of the 2024 PSUs would be $2,116,258 for Gary W. Rollins; $3,040,365 for Mr. Gahlhoff; $1,609,605 for Mr. Krause; $298,075 for Mr. Wilson; and $417,305 for Ms. Chandler. If the maximum level of performance is achieved, the grant date fair values of the 2025 PSUs would be $394,980 for Mr. Wilson; $2,830,692 for Mr. Gahlhoff; $1,481,174 for Mr. Krause and $757,046 for Ms. Chandler.
(2)The amounts reported in this column represent bonuses paid under the Company’s performance-based incentive cash compensation plan, which are accrued in the fiscal year earned and paid in the first quarter of the following fiscal year.

2026 Proxy Statement	51

Executive Officer Compensation & Benefits
(3)The amounts reported in this column for fiscal 2025 include perquisites and other benefits of the types indicated in the following table:

	Perquisites
Name	Personal Use of Aircraft(a) ($)	Auto Allowance and Fuel Spend ($)	Use of Executive Dining Room(b) ($)	Executive Physical ($)	Company Contribution to 401(k) Plan ($)	Company Contribution under the Deferred Compensation Program(c) ($)	Tax Gross- Ups(d) ($)	Total ($)
GARY W. ROLLINS	501,423	17,378	26,751	—	15,750	—	63,091	624,393
JOHN F. WILSON	—	20,228	—	2,836	15,750	8,942	—	47,756
JERRY E. GAHLHOFF, JR.	—	19,650	—	3,343	15,750	16,484	—	55,227
KENNETH D. KRAUSE	—	18,729	—	3,763	15,750	11,465	—	49,707
ELIZABETH B. CHANDLER	—	16,875	—	3,432	15,750	8,663	—	44,720
(a)The amount reported in this column for Mr. Rollins represents the variable costs paid by the Company for Mr. Rollins' personal use of Mr. Rollins' aircraft for domestic travel (these variable costs include fuel, landing fees, insurance, training and subscriptions). The aircraft is used by the Company for business purposes. See "Certain Relationships and Related Party Transactions" on page 73.
(b)The amount reported in this column represents the incremental costs to the Company for Mr. Rollins’ personal use of the Company’s executive dining room.
(c)The amounts reported in this column represent contributions made by the Company under the Deferred Compensation Program as described in detail on page 58.
(d)The amounts reported in this column represent the tax gross-up related to Mr. Rollins’ personal use of his aircraft.

52	2026 Proxy Statement

Grants of Plan-Based Awards in 2025
The following table shows for the year ended December 31, 2025, certain information regarding grants of plan-based awards to our named executive officers.

Name	Award Type	Grant Date(1)	Committee Approval Date(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Awards: Number of Shares of Stock or Units(5) (#)	Grant Date Fair Value of Stock and Unit Awards(6) ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
GARY W. ROLLINS	RSA	—	—	—	—	—	—	—	—	—	—
	PSU	—	—	—	—	—	—	—	—	—	—
	Cash Incentive	—	—	—	—	—	—	—	—	—	—
JOHN F. WILSON	RSA	2/20/2025	2/11/2025	—	—	—	—	—	—	11,750	603,128
	PSU	2/20/2025	2/11/2025	—	—	—	1,800	4,500	9,000	—	240,990
	Cash Incentive	—	—	337,500	450,000	562,500	—	—	—	—	—
JERRY E. GAHLHOFF, JR.	RSA	2/20/2025	2/11/2025	—	—	—	—	—	—	85,750	4,401,548
	PSU	2/20/2025	2/11/2025	—	—	—	12,900	32,250	64,500	—	1,727,095
	Cash Incentive	—	—	1,237,500	1,650,000	2,062,500	—	—	—	—	—
KENNETH D. KRAUSE	RSA	2/20/2025	2/11/2025	—	—	—	—	—	—	33,750	1,732,388
	PSU	2/20/2025	2/11/2025	—	—	—	6,750	16,875	33,750	—	903,713
	Cash Incentive	—	—	573,750	765,000	956,250	—	—	—	—	—
ELIZABETH B. CHANDLER	RSA	2/20/2025	2/11/2025	—	—	—	—	—	—	14,250	731,453
	PSU	2/20/2025	2/11/2025	—	—	—	3,450	8,625	17,250	—	461,898
	Cash Incentive	—	—	325,125	433,500	541,875	—	—	—	—	—
(1)The dates reported in this column represent the grant date for the equity-based awards.
(2)The dates reported in this column represent the date the Human Capital Management and Compensation Committee approved the equity-based awards.
(3)The amounts reported in these columns represent potential payouts of non-equity incentive cash bonus awards granted under the 2025 Executive Bonus Plan for each named executive officer, determined as of the date they were granted. These are the amounts that would have been earned if the performance goals had been met at threshold, target, and maximum levels, respectively. See “Compensation Discussion and Analysis – Performance-Based Cash Incentive” above for more information about the structure of these bonus awards. Actual payouts were based upon actual 2025 performance levels and therefore differ from what is shown here. Actual payouts for 2025 are set forth in the "Summary Compensation Table" on page 51 under “Non-Equity Incentive Plan Compensation.”
(4)The amounts reported in these columns represent the number of shares that may become payable under the PSUs awarded in fiscal year 2025 to our named executive officers, assuming achievement of “threshold,” “target” and “maximum” levels of the performance goals. These goals are described in more detail under “Compensation Discussion and Analysis -- Equity-Based Awards” above. PSUs also provide entitlement to certain Dividend Equivalents as described in the table titled "Target Level Payouts (in Shares) of 2025 PSUs by Component" on page 43.
(5)The amounts reported in this column represent RSAs granted under our 2018 Stock Incentive Plan in fiscal year 2025 to our named executive officers.
(6)The amounts reported in this column represent the aggregate grant date fair value of restricted stock and performance share units at target level awarded to each named executive officer under our 2018 Stock Incentive Plan during fiscal year 2025, in accordance with FASB ASC Topic 718. The grant date fair value of the PSUs set forth in this column is based on the “probable outcome” (which as of grant date was target attainment) of the performance and market conditions of these awards and using the same methodology described above in Footnote 2 to the "Summary Compensation Table" on page 51. These values may not match the actual amount realized by the NEOs, which could be higher or lower than what is presented here.

2026 Proxy Statement	53

Grants of Plan-Based Awards in 2025
Description of Plan-Based Awards
Non-Equity Incentive Plan Awards. The cash incentive awards shown in the table “Grants of Plan-Based Awards in 2025” were granted under the 2025 Executive Bonus Plan. The material terms of the Plan and these awards are described above under “Compensation Discussion and Analysis” in the section entitled “Fiscal 2025 Named Executive Officer Compensation Details—Performance-Based Cash Incentive.” The 2025 Executive Bonus Plans are filed as exhibits to our 2025 Form 10-K for the period ending December 31, 2025.
Equity Incentive Plan Awards. The PSUs shown in the table “Grants of Plan-Based Awards in 2025” were granted under, and are subject to, the terms of our 2018 Stock Incentive Plan. The material terms of such awards are described under “Compensation Discussion and Analysis” in the section entitled “Fiscal 2025 Named Executive Officer Compensation Details—Equity-Based Awards.” The form agreements for the PSUs are filed as exhibits to our 2025 Form 10-K for the period ending December 31, 2025.
Time-Lapsed Restricted Stock. The RSAs shown in the table “Grants of Plan-Based Awards in 2025” were granted under, and are subject to the terms of, our 2018 Stock Incentive Plan, and are described under “Compensation Discussion and Analysis” in the section entitled “Fiscal 2025 Named Executive Officer Compensation Details—Equity-Based Awards.” The form agreements for the RSAs are filed as exhibits to 2025 Form 10-K for the period ending December 31, 2025.

54	2026 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The table below sets forth the total number of restricted shares of Common Stock and performance share units outstanding at December 31, 2025 and held by the Company’s named executive officers but which have not yet vested, together with the market value of these unvested shares and units based on the $60.02 closing price of our Common Stock on December 31, 2025 (the last trading day of the year). The Company does not have any outstanding option awards held by the named executive officers.

	Restricted Stock Awards			Performance Share Unit Awards
Name	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)	Number of Earned Units That Have Not Vested ($)		Market Value of Earned Units That Have Not Vested ($)	Number of Unearned Units That Have Not Vested (#)		Market Value of Unearned Units That Have Not Vested ($)(11)
GARY W. ROLLINS	35,351	(1)	2,121,767	45,000	(9)	2,700,900	53,248	(8)	3,195,945
	22,500	(2)	1,350,450	—		—	—		—
	48,000	(3)	2,880,960	—		—	—		—
	48,000	(4)	1,395,465	—		—	—		—
	23,250	(5)	1,395,465	—		—	—		—
JOHN F. WILSON	6,838	(6)	410,417	8,250	(9)	495,165	9,000	(10)	540,180
	11,750	(7)	705,235	—		—	7,500	(8)	450,150
	6,503	(1)	390,310	—		—	—		—
	4,125	(2)	247,583	—		—	—		—
	20,000	(3)	1,200,400	—		—	—		—
	24,000	(4)	1,440,480	—		—	—		—
	12,000	(5)	720,240	—		—	—		—
JERRY E. GAHLHOFF, JR.	85,750	(7)	5,146,715	72,525	(9)	4,352,951	64,500	(10)	3,871,290
	68,034	(1)	4,083,401	—		—	76,500	(8)	4,591,530
	36,263	(2)	2,176,505	—		—	—		—
	16,000	(3)	960,320	—		—	—		—
	14,000	(4)	840,280	—		—	—		—
	3,210	(5)	192,664	—		—	—		—
KENNETH D. KRAUSE	33,750	(7)	2,025,675	29,100	(9)	1,746,582	33,750	(10)	2,025,675
	23,845	(1)	1,431,177	—		—	40,500	(8)	2,430,810
	14,550	(2)	873,291	—		—	—		—
ELIZABETH B. CHANDLER	14,250	(7)	855,285	8,325	(9)	499,667	17,250	(10)	1,035,345
	9,004	(1)	540,420	—		—	10,500	(8)	630,210
	4,163	(2)	249,863	—		—	—		—
	4,800	(3)	288,096	—		—	—		—
	9,000	(4)	540,180	—		—	—		—
	4,500	(5)	270,090	—		—	—		—
(1)These awards of time-lapse restricted stock were granted to the named executive officers on 2/20/2024, with one-third of the award vesting in equal portions on each subsequent anniversary of that date.

2026 Proxy Statement	55

Outstanding Equity Awards at Fiscal Year-end
(2)These awards of time-lapse restricted stock were granted to the named executive officers on 2/16/2023, with one-fourth of the award vesting in equal portions on each subsequent anniversary of that date.
(3)These awards of time-lapse restricted stock were granted to the named executive officers on 1/26/2022, with one-fifth of the award vesting in equal portions on each subsequent anniversary of that date.
(4)These awards of time-lapse restricted stock were granted to the named executive officers on 1/26/2021, with one-sixth of the award vesting in equal portions on each subsequent anniversary of that date.
(5)These awards of time-lapse restricted stock were granted to the named executive officers on 1/28/2020, with one-sixth of the award vesting in equal portions on each subsequent anniversary of that date.
(6)This award of time-lapse restricted stock was granted to John F. Wilson on 12/13/2024, with one-third of the award vesting in equal portions on each subsequent anniversary of that date.
(7)These awards of time-lapse restricted stock were granted to the named executive officers on 2/20/2025 with one-third of the award vesting in equal portions on each subsequent anniversary of that date.
(8)These awards of performance share units were granted to the named executive officers on 2/20/2024, and are scheduled to cliff-vest on 2/20/2027, if the performance conditions are satisfied.
(9)The performance conditions of these awards of performance share units granted to the named executive officers on 2/16/2023 were satisfied on 12/31/2025. The Human Capital Management and Compensation Committee certified the performance conditions on 2/11/2026.
(10)These awards of performance share units were granted to the named executive officers on 2/20/2025, and are scheduled to cliff-vest on 2/20/2028, if the performance conditions are satisfied.
(11)This market value shows the maximum payout. Actual values received by the named executive officers may be lower than the numbers presented here.

56	2026 Proxy Statement

Option Exercises and Stock Vested
The following table sets forth the number of shares of Common Stock acquired by the named executive officers and the aggregate value realized upon the vesting of stock during the fiscal year ended December 31, 2025. None of our named executive officers owned any stock options that were exercised in 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
GARY W. ROLLINS	120,699	5,987,079
JOHN F. WILSON	53,344	2,670,233
JERRY E. GAHLHOFF, JR.	73,157	3,689,134
KENNETH D. KRAUSE	43,576	2,098,098
ELIZABETH B. CHANDLER	20,377	1,014,644
(1)The amounts in this column represent the market value on the vesting date of the shares that vested, without regard to any related tax obligations. Market value was determined using the closing price per share of Common Stock on the vesting date.

2026 Proxy Statement	57

Non-Qualified Deferred Compensation
On June 13, 2005, the Company approved the Rollins, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code). The Deferred Compensation Plan provides that participants may defer up to 50% of their base salary and up to 85% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The Company may make discretionary contributions to participant accounts but has not done so since 2011. On February 11, 2025, the Company approved the Rollins, Inc. Amended and Restated Deferred Compensation Plan (the “Amended and Restated Deferred Compensation Plan”, and collectively with the Deferred Compensation Plan, the "Deferred Compensation Program"). The Amended and Restated Deferred Compensation Plan provides the Company will make a matching contribution with respect to each payment of “annual regular compensation” or “annual bonus payment” elected for deferral by the participant in an amount equal to fifty percent (50%) of the amount of such deferrals subject to a maximum annual match credit of three percent (3%) of such payment of “annual regular compensation” or “annual bonus payment,” respectively. The Deferred Compensation Program provides that employees eligible to participate in the Deferred Compensation Program include those who are both members of a group of management and/or highly compensated employees selected by the committee administering the Deferred Compensation Program. All of the executive officers are eligible to participate in the Company’s Deferred Compensation Program. The table below sets forth the contributions made to the Deferred Compensation Program, the aggregate earnings in 2025 and the balances as of December 31, 2025 for each named executive officer under the Deferred Compensation Program:

Name	Executive contributions in last FY(1) ($)	Registrant contributions in last FY ($)	Aggregate earnings/(losses) in last FY(2) ($)	Aggregate withdrawals/ distributions	Aggregate balance at last FYE ($)
GARY W. ROLLINS	—	—	23,719	—	167,791
JOHN F. WILSON	89,423	8,942	178,881	—	4,042,827
JERRY E. GAHLHOFF, JR.	50,071	16,484	25,988	(11,243)	215,724
KENNETH D. KRAUSE	30,573	11,465	3,715	—	45,753
ELIZABETH B. CHANDLER	115,511	8,663	6,905	—	240,189
(1)This column reports the actual amounts of base salary deferred by the named executive officers in 2025 under the Deferred Compensation Program, which is included in the "Summary Compensation Table" on page 51.
(2)This column reports earnings or losses on compensation that the named executive officers elected to defer under the Deferred Compensation Program. These amounts do not represent above-market or preferential earnings and therefore are not included in the "Summary Compensation Table" on page 51.
Under the Deferred Compensation Program, salary and bonus deferrals are fully vested. Any discretionary contributions are subject to vesting in accordance with the matching contribution-vesting schedule set forth in the Rollins 401(k) Savings Plan in which a participant participates.
Accounts are credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain “Measurement Funds.” Account values are calculated as if the funds from deferrals and Company credits had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant’s selection. Deferred Compensation Plan benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company’s other unsecured and unsubordinated indebtedness. The Company has established a “rabbi trust,” which it uses to voluntarily set aside amounts to indirectly fund any obligations under the Deferred Compensation Plan. To the extent that the Company’s obligations under the Deferred Compensation Plan exceed assets available under the trust, the Company would be required to seek additional funding sources to fund its liability under the Deferred Compensation Program.
Generally, the Deferred Compensation Program provides for distributions of any deferred amounts upon the earliest to occur of a participant’s death, disability, retirement or other termination of employment (a “Termination Event”). However, for any deferrals of salary and bonus (but not Company contributions), participants would be entitled to designate a distribution date which is prior to a Termination Event. Generally, the Deferred Compensation Program allows a participant to elect to receive distributions under the Deferred Compensation Program in installments or lump-sum payments.

58	2026 Proxy Statement

401(k) Plan
The Company maintains the Rollins 401(k) Savings Plan, a defined contribution qualified retirement plan (the “401(k) Plan”). Participants in the 401(k) Plan may make before-tax and Roth after-tax contributions, subject to IRS limits, and the Company makes matching contributions. Participants may also make rollover contributions to the 401(k) Plan. Previously, participants were permitted to make non-Roth after-tax contributions. The full amount of a participant’s vested benefit is payable upon his termination of employment, retirement, total and permanent disability, death or age 59½. The forms of benefit payment under the 401(k) Plan are dependent upon the vested account balance. If the participant’s vested account balance is greater than $1,000 up to and including $7,000 upon termination of employment, a participant may roll their distribution into another qualified plan or an individual retirement plan of their choice, or it will be rolled into a Prudential individual retirement account. If the account balance is equal to or less than $1,000, the participant may roll their vested balance into another qualified plan or take a lump sum distribution. If the participant’s account balance is greater than $7,000 upon termination of employment, they can leave their funds in the Plan, take a full or partial lump sum distribution, take systematic distributions or roll their vested assets into another qualified plan or individual retirement account. A participant may withdraw before-tax and Roth contributions upon specified instances of financial hardship. A participant may withdraw all or any portion of their non-Roth after-tax account and rollover account at any time. Amounts contributed by the Company to the accounts of named executive officers as matching contributions under the 401(k) Plan are included in the “All Other Compensation” column of the "Summary Compensation Table" on page 51.

2026 Proxy Statement	59

Potential Payments Upon Termination or Change in Control
The following table and accompanying discussion describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon a change in control or termination of employment as of December 31, 2025. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment, except as described below. Any agreement to provide additional payments or benefits to a terminating executive officer would be in the discretion of the Human Capital Management and Compensation Committee. The executive officers are not entitled to additional benefits at death or disability per the terms of the defined benefit plan. The executive officers can choose to receive the amounts accumulated in the Deferred Compensation Plan either as a lump sum or in installments at retirement, death or disability. These amounts have been disclosed under the “Non-Qualified Deferred Compensation” section on page 58.
CIC Agreements. As described in more detail above under “Executive Employment Arrangements,” in 2025 the Company entered into the CIC Agreements with each of Messrs. Gahlhoff, Krause and Tesh, as well as Ms. Chandler. Benefits under the CIC Agreements require compliance with certain restrictive covenants, also described above. Each CIC Agreement provides that in the event of a “Qualifying Change-in-Control Termination,” defined to require a “double-trigger” as described in more detail above, the executive officer will be eligible to receive a lump sum cash severance payment at the multiples above described, a pro-rated annual bonus payment, vesting of PSUs assuming target level achievement, and payment of insurance premiums for 18 months. Where applicable, the CIC Agreements supersede all prior agreements and supersede any contrary provisions in the outstanding award agreements.
Unvested Equity Awards. Under our Time-Lapse Restricted Stock Award Agreements and our Performance Share Unit Award Agreements (the “Equity Award Agreements”), as modified by the CIC Agreements where applicable, if a named executive officer’s employment with the Company terminates at any time prior to the vesting of any restricted stock or performance share units issued under the Equity Award Agreements, the named executive officer shall forfeit all unvested restricted stock or performance stock units, except where termination was due to certain circumstances specified in the agreements, such as permanent disability, death or a change in control. Treatment of unvested awards varies with the reason for the termination, the type of award, and the year in which the award was granted, as described in more detail below:
•Death. Under our RSA agreements, in the event of death of a named executive officer, all unvested restricted stock shall vest immediately. Under our PSU award agreements, if employment terminates due to death before the cliff vesting occurs, the award will vest at 50% of target level for the CAGR and Adjusted EBITDA Margin components without regard to actual performance. Nothing will vest for the TSR component, regardless of actual performance.
•Change in Control. In an event of a "change in control," as determined by our Board of Directors, unvested restricted stock shall vest immediately. The PSU awards do not include change in control provisions themselves, but are subject to the vesting provided for under the CIC Agreements described above.
•Disability. Our RSA agreements provide for accelerated vesting of a prorated amount of restricted stock upon permanent disability. The proration allows the NEO to receive a fraction of the award equal (in total, including any shares that have already vested under the award) to the number of months from the grant date to the date of permanent disability, divided by the number of months in the vesting period for the award. Under our PSU agreements, if employment terminates due to disability before cliff vesting occurs, the award will vest at target levels for the CAGR and Adjusted EBITDA Margin components, as if target performance had been achieved, without regard to actual performance. Nothing will vest for the TSR component, regardless of actual performance.
•Retirement. None of our RSA and PSU agreements provide for vesting at retirement.
The Executive Bonus Plan agreements require the award recipient to remain employed through the end of the year, subject to certain exceptions only for certain transfers and promotions. No provision is made under these agreements for payouts to individuals whose employment has terminated for any reason prior to the end of the year, including due to death, disability, retirement, or change in control. However, these agreements are subject to the CIC Agreements described above, and the officers who are party to those agreements will experience vesting of these awards when the double trigger described above is met.

60	2026 Proxy Statement

Potential Payments Upon Termination or Change in Control
The table below shows the incremental restricted shares and performance share units that would become vested under the relevant Equity Award Agreement as of December 31, 2025, at the closing market price of $60.02 per share for our Common Stock, as of that date, in the case of retirement, death, disability or change in control.

		Equity Awards
Name		Number of shares underlying unvested stock (#)	Unrealized value of unvested stock ($)	Severance Payment ($)	Annual Bonus ($)	Insurance ($)(1)
GARY W. ROLLINS	Retirement	—	—	—	—	—
	Death	308,708	18,528,654	—	—	—
	Disability	266,674	16,005,773	—	—	—
	Change in Control	292,333	17,545,827	—	—	—
JOHN F. WILSON	Retirement	—	—	—	—	—
	Death	90,341	5,422,267	—	—	—
	Disability	69,967	4,199,419	—	—	—
	Change in Control	86,216	5,174,684	—	—	—
JERRY E. GAHLHOFF, JR.	Retirement	—	—	—	—	—
	Death	330,021	19,807,860	—	—	—
	Disability	225,017	13,505,520	—	—	—
	Change in Control	294,433	17,671,869	—	—	—
	Qualifying Change-in- Control Termination	294,433	17,671,869	4,983,000	1,683,000	36,820
KENNETH D. KRAUSE	Retirement	—	—	—	—	—
	Death	124,404	7,466,728	—	—	—
	Disability	86,090	5,167,122	—	—	—
	Change in Control	107,179	6,432,884	—	—	—
	Qualifying Change-in- Control Termination	107,179	6,432,884	2,310,300	780,300	36,808
ELIZABETH B. CHANDLER	Retirement	—	—	—	—	—
	Death	59,256	3,556,545	—	—	—
	Disability	41,584	2,495,872	—	—	—
	Change in Control	53,243	3,195,645	—	—	—
	Qualifying Change-in- Control Termination	53,243	3,195,645	1,309,170	442,170	22,626
(1)Reflects 18 months of health, dental, and vision coverage using each officer's individualized 2026 Monthly COBRA rate.
Accrued Pay and Regular Retirement Benefits. The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:
•Accrued salary and vacation pay
•Distributions of plan balances under the 401(k) plan, as described on page 59

2026 Proxy Statement	61

Pay Ratio Disclosure
As required by the SEC rules, we are providing the ratio of our median employee’s annual total compensation (the median of the total compensation of all our employees, excluding our principal executive officer) to the total annual compensation of Jerry E. Gahlhoff, Jr., who served as our principal executive officer (“PEO”) during fiscal year 2025.
The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. We believe our compensation philosophy and process yield an equitable result.

Median Employee annual total compensation for 2025	$65,116
PEO annual total compensation for 2025	$8,966,870
Ratio of PEO to Median Employee compensation for 2025	137:1
As of December 31, 2025, we had 21,712 employees, consisting of 2,247 international employees and 19,465 employees in the United States. In determining the median employee as of December 31, 2025, a listing was prepared of all employees employed by the Company or its consolidated subsidiaries, excluding our principal executive officer. For the listing of employees, we included our employees in Canada (1,364 employees) but excluded our employees located in the United Kingdom (419), Singapore (91), and Australia (373) (collectively 883 excluded international employees), resulting in 20,964 employees.
For purposes of identifying the median employee, we (i) used annual base salaries and bonuses calculated using W-2 wages for the year ended December 31, 2025 (in the case of Canadian employees, the local equivalent converted to USD); (ii) ranked the annual base salaries and bonuses from lowest to highest; and (iii) selected the median employee. For simplicity, the value of the Company’s 401(k) plan and medical benefits provided were excluded.
Once the median employee was determined, we calculated such employee’s annual total compensation as the total amount of compensation paid during fiscal year 2025, calculated using the same methodology as is used in the Summary Compensation Table to report total compensation for our Named Executive Officers, which includes the Company’s contribution to the 401(k) plan. The annual total compensation reported for our PEO consists of his total compensation as reported for 2025 in the Fiscal 2025 Summary Compensation Table on page 51 of this Proxy Statement.

62	2026 Proxy Statement

Equity Compensation Plan Information
The following table sets forth information concerning our equity compensation plans as of December 31, 2025:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1)
Plan Category	(A)	(B)	(C)
Equity compensation plans approved by security holders(1)	2,572,267	—	3,560,144
Equity compensation plans not approved by security holders	—	—	—
Total	2,572,267	—	3,560,144
(1)These plans are the 2018 Stock Incentive Plan and the Employee Stock Purchase Plan.
(2)The numbers included in this table represent the issued and remaining securities if the issued performance share units were paid at their maximum level of attainment. If the performance share units instead were paid at their threshold amounts, the amount reported in column A would be 1,917,778 shares, and the amount reported in column C would be 4,214,633 shares. If the performance share units instead were paid at their target amounts, the amount reported in column A would be 2,208,662 shares, and the amount reported in column C would be 3,923,749 shares.

2026 Proxy Statement	63

Pay Versus Performance
In accordance with the SEC’s regulations, we are providing the following information about the relationship between executive compensation actually paid to our principal executive officer (“PEO”) and our other named executive officers (“NEOs”) and certain financial performance of the Company for the years ended 2025, 2024, 2023, 2022, and 2021. For further information concerning the Company’s compensation philosophy see section titled "Executive Compensation – Compensation Discussion and Analysis” on page 38.
Pay versus Performance Table
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income(5) ($)	Adjusted EBITDA(6) ($)
					Total Shareholder Return(3) ($)	Peer Group Total Shareholder Return(4) ($)
2025	8,966,870	15,266,101	2,628,029	5,106,250	163	190	526,705,000	855,144,000
2024	8,236,749	9,377,145	3,537,674	4,129,987	125	189	466,379,000	771,493,000
2023	6,743,889	9,226,265	3,163,663	4,851,471	116	160	434,957,000	691,322,000
2022	7,760,204	9,213,035	2,629,526	2,960,216	96	125	368,599,000	584,714,000
2021	8,393,601	6,163,785	2,220,844	905,146	89	132	356,565,000	546,356,000
(1)The dollar amounts reported in these columns are (i) the amount of total compensation in the “Total” column of the "Summary Compensation Table" reported for (a) Jerry E. Gahlhoff, Jr. for the years 2025, 2024 and 2023 when he served as the Company’s Chief Executive Officer and (b) Gary W. Rollins for the years 2022 and 2021 when he served as the Company’s Chief Executive Officer, and (ii) the average of the amounts reported for the Company’s remaining NEOs as a group in the “Total” column of the "Summary Compensation Table" in each applicable year. The names of the remaining NEOs included for purposes of calculating the average amounts in each applicable year are as follows:

Year	Current PEO	Non-PEO NEOs
2025	Jerry E. Gahlhoff, Jr.	Gary W. Rollins, Kenneth D. Krause, John F. Wilson and Elizabeth B. Chandler
2024	Jerry E. Gahlhoff, Jr.	Gary W. Rollins, Kenneth D. Krause, John F. Wilson and Elizabeth B. Chandler
2023	Jerry E. Gahlhoff, Jr.	Gary W. Rollins, Kenneth D. Krause, John F. Wilson and Elizabeth B. Chandler
2022	Gary W. Rollins	Jerry E. Gahlhoff, Jr., Kenneth D. Krause, Julie K. Bimmerman, John F. Wilson and Elizabeth B. Chandler
2021	Gary W. Rollins	Jerry E. Gahlhoff, Jr., Eddie P. Northen, Julie K. Bimmerman, John F. Wilson and Elizabeth B. Chandler

64	2026 Proxy Statement

Pay Versus Performance
(2)The amounts reported in these columns represent the amount of “compensation actually paid” to (a) Jerry E. Gahlhoff, Jr. for the years 2025, 2024 and 2023 and (b) Gary W. Rollins for the years 2022 and 2021, and on average, to all other NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Jerry E. Gahlhoff, Jr. or Gary W. Rollins or to the other NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Jerry E. Gahlhoff, Jr. or Gary W. Rollins’ total compensation, and to the average total compensation for the other NEOs as a group, for each year to determine the compensation actually paid:

	2025		2024		2023		2022		2021
	PEO ($)	Average non-PEO NEOs ($)	PEO ($)	Average non-PEO NEOs ($)	PEO ($)	Average non-PEO NEOs ($)	PEO ($)	Average non-PEO NEOs ($)	PEO ($)	Average non-PEO NEOs ($)
Summary Compensation Table Total	8,966,870	2,628,029	8,236,749	3,537,674	6,743,889	3,163,663	7,760,204	2,629,526	8,393,601	2,220,844
Subtraction of Stock Awards	(6,128,643)	(1,168,393)	(5,697,083)	(1,826,763)	(3,918,025)	(1,224,611)	(3,564,000)	(1,224,687)	(4,458,000)	(1,129,360)
Addition of Year-End Equity Value	7,821,583	1,518,611	6,642,241	2,115,778	5,735,845	1,792,816	4,384,800	1,426,419	4,105,200	834,724
Change in Fair Value of Stock Awards granted in Prior Year	4,059,590	1,846,303	62,041	220,603	562,771	1,042,907	827,616	147,338	(1,758,348)	(283,712)
Addition of Fair Value Stock Awards that were granted and vested in the same FY	—	—	—	—	—	—	—	—	—	—
Change in Fair Value of Stock Awards granted during any prior FY that met the vesting conditions as of the end of the applicable FY	292,643	185,085	(52,807)	(22,143)	(11,764)	(24,458)	(399,921)	(62,357)	(321,024)	(64,051)
Subtraction of Stock Awards that failed to meet the vesting conditions	—	—	—	—	—	—	—	—	—	(708,066)
Subtraction of Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Defined Benefit and Pension Plans	—	—	—	—	—	—	—	—	—	—
Addition of dividends or other earnings paid during applicable FY prior to vesting date	254,058	96,615	186,004	104,838	113,549	101,155	204,336	43,977	202,356	34,767
Compensation Actually Paid ($)	15,266,101	5,106,250	9,377,145	4,129,987	9,226,265	4,851,471	9,213,035	2,960,216	6,163,785	905,146
(3)The amounts reported in this column represents the Company’s total cumulative Total Shareholder Return (“TSR”) for the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021. The Company’s total cumulative TSR is the total shareholder return calculated as the profit or loss from net share price change, over a given period, including reinvestment of dividends.

2026 Proxy Statement	65

Pay Versus Performance
(4)The amounts reported in this column represents the weighted Peer Group TSR (“Peer Group TSR”) for the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021. The Peer Group TSR is weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P 500 Commercial Services & Supplies Index.
(5)The amounts reported in this column represent the amount of Net Income reflected in the Company’s audited financial statements for the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021.
(6)The amounts reported in this column represent the Company's Adjusted EBITDA for the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021. In 2024, the Company revised its non-GAAP metric Adjusted EBITDA to exclude gains and losses related to non-operational asset sales. As a result, these measures may not be comparable to the corresponding measure disclosed in prior years in our Annual Reports or Form 10-K.
Relationship Between Financial Performance Measures
The following graphs further illustrate the relationship between the compensation actually paid to the PEO and the average compensation actually paid to the other NEOs during the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021, to each of (1) Company and Peer Group total shareholder return, (2) net income, and (3) adjusted EBITDA. Compensation actually paid for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.
Compensation Actually Paid Versus TSR

¢	Compensation Actually Paid to PEO	¢	Average Compensation Actually Paid to Non-PEO NEOs
—	Total Shareholder Return	– –	Peer Group Total Shareholder Return

66	2026 Proxy Statement

Pay Versus Performance

Compensation Actually Paid Versus Net Income

¢	Compensation Actually Paid to PEO	¢	Average Compensation Actually Paid to Non-PEO NEOs	—	Net Income

Compensation Actually Paid Versus Adjusted EBITDA

¢	Compensation Actually Paid to PEO	¢	Average Compensation Actually Paid to Non-PEO NEOs	—	Adjusted EBITDA

2026 Proxy Statement	67

Pay Versus Performance
Pay Versus Performance Tabular List
The following table lists (in no specific order) the most important financial performance measures used by the Company to link compensation actually paid to our NEOs in 2025 to the performance of the Company.

Revenue
Stock Price
EBITDA
Adjusted EBITDA

68	2026 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Our employees prepare these reports for our directors and executive officers who request them on the basis of information obtained from them and from our records. Based on information available to us during fiscal year 2025, and representations made to us by the reporting persons, we believe that all reports were made in a timely manner other than one Form 4 for John F. Wilson, which was filed late on January 08, 2026 due to an administrative error.

2026 Proxy Statement	69

Stock Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of March 2, 2026, except to the extent indicated otherwise in the footnotes, by:
•Each of our named executive officers;
•Each of our directors and director nominees;
•All of our current executive officers, directors and director nominees as a group; and
•Each beneficial owner of more than 5% of our common stock.
The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Unless otherwise indicated, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o of Rollins, Inc., 2170 Piedmont Road, NE Atlanta, Georgia. The information provided in the table below is based on our records, information filed with the SEC, on which we are relying pursuant to applicable SEC regulations, and information provided to us.

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)		Percent of Outstanding Shares
5% Shareholders:
The Significant Shareholder Group	182,500,786	(2)(3)(4)(5)(8)(13)	37.86%
Gary W. Rollins Voting Trust U/A dated September 14, 1994	160,238,857	(3)	33.25%
R. Randall Rollins Voting Trust U/A dated August 25, 1994	160,238,857	(4)	33.25%
LOR, Inc.	152,209,875	(5)	31.58%
The Vanguard Group	38,277,366	(6)	7.94%
Blackrock, Inc.	28,515,437	(7)	5.92%
Named Executive Officers:
GARY W. ROLLINS	15,513,544	(8)	3.22%
JERRY E. GAHLHOFF, JR.	398,294	(9)	**
KENNETH D. KRAUSE	139,825	(10)	**
JOHN F. WILSON	606,598	(11)	**
ELIZABETH B. CHANDLER	55,977	(12)	**

70	2026 Proxy Statement

Stock Ownership of Certain Beneficial Owners and Management

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)		Percent of Outstanding Shares
Directors and Director Nominees:
SUSAN R. BELL	8,782		**
DONALD P. CARSON	8,632		**
PAUL D. DONAHUE	2,695		**
PATRICK J. GUNNING	8,632		**
P. RUSSELL HARDIN	12,850		**
DALE E. JONES	4,923		**
GREGORY B. MORRISON	8,632		**
PAMELA R. ROLLINS	5,481,251	(13)	1.14%
TIMOTHY C. ROLLINS	5,541,187	(14)
LOUISE S. SAMS	8,632		**
All Directors, Director Nominees and Executive Officers as a group (15 persons)	27,800,454	(15)	5.77%
(1)Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2)The Significant Shareholder Group consists of Gary W. Rollins, Amy R. Kreisler, Pamela R. Rollins and Timothy C. Rollins, and certain companies under their control. Includes the following shares with respect to Amy R. Kreisler: a) 4,781,474 shares of Common Stock held in a charitable trust of which she is a co-trustee and the Executive Director, (b) 94,053 shares held by the 2002 Amy R. Kreisler Trust, as to which she currently has the power to designate the members of the Investment Committee of the trustee, (c) 64,869 shares of Common Stock held in two family trusts of which she is the sole trustee, and (d) 58,762 shares held by seven trusts befitting the grandchildren and more remote descendants of her deceased father, R. Randall Rollins (Ms. Kreisler is a trustee of each such trust). Also includes 49,279 shares held by her spouse. Shares beneficially owned by more than one person have only been included once. The address for Amy R. Kreisler is c/o RFA Management Company, LLC, 1908 Cliff Valley Way NE, Atlanta, Georgia 30329.
(3)The amount shown includes the following shares of Company Common Stock (a) 145,284,066 shares held by LOR, Inc., a Georgia corporation (the Gary W. Rollins Voting Trust has a 50% voting interest in LOR, Inc.); (b) 8,028,982 shares held by Rollins Holding Company, Inc., a Georgia corporation (the Gary W. Rollins Voting Trust has a 50% voting interest in Rollins Holding Company, Inc.); (c) 2,235,811 shares held by RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc.; (d) 744,963 shares held by RFT Investment Company, LLC (LOR, Inc. is the manager of RFT Investment Company, LLC); and (e) 3,945,035 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR, Inc. is the managing member of RCTLOR, LLC). The reporting person disclaims beneficial ownership of these shares except to the extent of the reporting person’s pecuniary interest. The address for the Gary W. Rollins Voting Trust is c/o RFA Management Company, LLC, 1908 Cliff Valley Way NE, Atlanta, Georgia 30329.
(4)The amount shown includes the following shares of Company Common Stock (a) 145,284,066 shares held by LOR, Inc., a Georgia corporation (the R. Randall Rollins Voting Trust has a 50% voting interest in LOR, Inc.); (b) 8,028,982 shares held by Rollins Holding Company, Inc., a Georgia corporation (the R. Randall Rollins Voting Trust has a 50% voting interest in Rollins Holding Company, Inc.); (c) 2,235,811 shares held by RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc.; (d) 744,963 shares held by RFT Investment Company, LLC (LOR, Inc. is the manager of RFT Investment Company, LLC); and (e) 3,945,035 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR, Inc. is the managing member of RCTLOR, LLC). The reporting person disclaims beneficial ownership of these shares except to the extent of the reporting person’s pecuniary interest. The address for the R. Randall Rollins Voting Trust is c/o RFA Management Company, LLC, 1908 Cliff Valley Way NE, Atlanta, Georgia 30329.
(5)The amount shown includes the following shares of Company Common Stock (a) 2,235,811 shares held by RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc.; (b) 744,963 shares held by RFT Investment Company, LLC (LOR, Inc. is the manager of RFT Investment Company, LLC); and (c) 3,945,035 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR, Inc. is the managing member of RCTLOR, LLC). The reporting person disclaims beneficial ownership of these shares except to the extent of the reporting person’s pecuniary interest. The address for LOR, Inc. is c/o RFA Management Company, LLC, 1908 Cliff Valley Way NE, Atlanta, Georgia 30329.
(6)Based upon information contained in a report on Schedule 13G/A filed with the SEC on January 30, 2026, an aggregate of 38,277,366 shares of Company Common Stock are beneficially owned by The Vanguard Group’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts. The Vanguard Group has shared power to vote or direct to vote 2,939,126 shares, sole power to dispose of or to direct the disposition of 0 shares, and shared power to dispose or to direct the disposition of 38,277,366 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(7)Based upon information contained in a report on Schedule 13G/A filed with the SEC on January 29, 2024 by Blackrock, Inc. (“Blackrock”), Blackrock beneficially owns an aggregate of 28,515,437 shares of Company Common Stock, as to which Blackrock has sole power to vote or direct to vote, 26,967,274 shares and sole power to dispose of or to direct the disposition of 28,515,437 shares. BlackRock also reported that it was filing as the parent holding company or control person of certain subsidiaries listed in an exhibit to the Schedule 13G/A. The address for Blackrock is 50 Hudson Yards, New York, New York 10001.

2026 Proxy Statement	71

Stock Ownership of Certain Beneficial Owners and Management
(8)The amount shown for Mr. Rollins includes (a) 5,317,872 shares of Company Common Stock held directly by Mr. Rollins (76,952 shares of these are restricted stock awards for Company Common Stock); (b) 609 shares of Company Common Stock in the Company’s Dividend Reinvestment Plan; (c) 22,316 shares of Company Common Stock held in the Rollins 401(k) Savings Plan; (d) 7,513,323 shares held in a charitable trust of which he is a co-trustee and as to which he shares voting and investment power; (e) 2,634,052 shares held by nine trusts (the “Rollins Family Trusts”) for the benefit of the surviving spouse, children and/or more remote descendants of his deceased brother, R. Randall Rollins. (The trustee of each of the Rollins Family Trusts is a corporation over which Gary W. Rollins has the ability to assert control within sixty days.) Also, this amount includes 25,372 shares held by Mr. Rollins’ wife. The reporting person disclaims beneficial ownership of these shares except to the extent of the reporting person’s pecuniary interest.
(9)The amount shown for Mr. Gahlhoff includes 199,375 shares of restricted stock awards for Company Common Stock and 1,618 shares of Company Common Stock held in the Rollins 401(k) Savings Plan.
(10)The amount shown for Mr. Krause includes 71,066 shares of restricted stock awards for Company Common Stock and 832 shares of Company Common Stock in the Company's Dividend Reinvestment plan.
(11)The amount shown for Mr. Wilson includes 54,219 shares of restricted stock awards for Company Common Stock and 299 shares of Company Common Stock in the Company’s Dividend Reinvestment plan.
(12)The amount shown for Ms. Chandler includes 55,977 shares of restricted stock awards for Company Common Stock.
(13)The amount shown for Ms. Rollins includes (a) 477,571 shares of Company Common Stock held directly by Ms. Rollins, (b) 94,053 shares held by the 2002 Pamela R. Rollins Trust, as to which Ms. Rollins currently has the power to designate the members of the Investment Committee of the trustee, and (c) 128,153 shares held by nine family trusts which are trusts benefiting the grandchildren and more remote descendants of her deceased father, R. Randall Rollins (Ms. Rollins is a trustee of each such trust). Also, this amount includes 4,781,474 shares of Company Common Stock held by a charitable trust of which Ms. Rollins is co-trustee. Ms. Rollins disclaims any financial or pecuniary interest in these holdings.
(14)The amount shown for Mr. Rollins includes (a) 4,781,474shares of Common Stock held in a charitable trust of which he is a co-trustee, (b) 124,214 shares of Common Stock held by his spouse, (c) 94,053 shares held by the 2002 Timothy C. Rollins Trust, as to which he currently has the power to designate the members of the Investment Committee of the trustee, (d) 45,821 shares held of record by a minor child under a Uniform Transfers to Minors Act account, over which he possesses voting and dispositive power as custodian of the account, and (e) 112,815 shares held by seven family trusts which are trusts benefiting the grandchildren and more remote descendants of his deceased father, R. Randall Rollins (Mr. Rollins is a trustee of each such trust) . Mr. Rollins disclaims any financial or pecuniary interest in these holdings.

(15)Shares held in trusts as to which more than one director are co-trustees or entities in which there is common stock ownership have been included only once.
**Represents beneficial ownership of less than 1% of the Company’s outstanding common stock.

72	2026 Proxy Statement

Certain Relationships and Related Party Transactions
The Significant Shareholder Group controls approximately 38 percent of the Company’s voting power. The Significant Shareholder Group also controls in excess of 50 percent of the voting power of RPC, Inc. and Marine Products, Inc. The following of the Company’s directors and director nominees are also directors of RPC, Inc. and Marine Products Corporation: Ms. Bell, and Messrs. Gunning, T. Rollins, and Wilson.
Related party transactions, as defined in Regulation S-K, Item 404(a), must be reviewed and approved in advance by our Nominating and Corporate Governance Committee. As set forth in the charter of our Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee has the authority and responsibility to approve all related party transactions, including material amendments that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Nominating and Corporate Governance Committee also has the authority to hire legal, accounting, financial or other advisors, as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. A copy of the charter of the Nominating and Corporate Governance Committee is available at our website www.rollins.com under the heading “Investors – Corporate Governance – Board Committees.”
Aircraft and Administrative Arrangements
In August 2023, GWRG450, LLC (“GWR LLC”), a company wholly-owned by Gary W. Rollins, purchased a Gulfstream 450 aircraft (the “G450”). In connection with the G450 purchase, the Company entered a lease arrangement with GWR LLC to lease the G450 for corporate purposes from time to time. That lease arrangement was superseded and replaced effective January 1, 2024 with a Non-Exclusive Part 91 (Dry) Aircraft Lease Agreement between the Company and GWR, LLC (the “Dry Lease”). Pursuant to the Dry Lease, the Company has access to the aircraft for business purposes. The Company pays GWR, LLC an hourly flight rent with a minimum charge per use of $15,000 per round trip with a minimum annual rental commitment of $300,000. In addition, as consideration for access to the aircraft, the Company pays $300,000 of its annual maintenance charges, a portion of costs for the maintenance contractor and the state and local sales tax on the rental payments. The Dry Lease term ended on June 30, 2025 but auto-extended per its terms unless sooner terminated. The Company paid $0.7 million to GWR LLC for the year ended December 31, 2025 pursuant to the Dry Lease.
Pursuant to a Pilot Sharing Agreement (the “Pilot Sharing Agreement”), amended September 30, 2024, among the Company, LOR, and Mr. Gary W. Rollins ("GWR"): (1) the Company agrees to provide pilot services and training to LOR and GWR to operate aircraft they own directly or indirectly, (2) LOR agrees to reimburse the Company for 50% of the pilot services and training, and (3) LOR agrees to reimburse the Company for the pilot expenses for the LOR aircraft. Charges to LOR under the Pilot Sharing Agreement totaled $0.4 million for the year ended December 31, 2025.
Pursuant to the Administrative Services Agreement (the “Administrative Services Agreement”) among the Company, LOR and GWR LLC, the Company provides certain services to LOR and GWR LLC. Among other fees, LOR and GWR LLC each agree to pay for a third of all aircraft hanger related expenses, and LOR agrees to pay a hut rental fee. The Company also provides accounting services and accounts payable services related to all aviation activities and employs or contracts for pilots for all such aircraft. Charges to LOR and GWR LLC for rent and administrative services totaled $2.3 million for the year ended December 31, 2025.
The foregoing aircraft and administrative services arrangements were previously approved by the Company’s Nominating and Corporate Governance Committee in accordance with its Related Party Transactions policy.
Related Party Franchise Agreement
On each of December 1, 2019 and October 1, 2024, Orkin Systems, LLC, a subsidiary of the Company, entered into a franchise agreement with John Wilson IV, son of John F. Wilson, the Company’s Executive Chairman of the Board. The Company received royalty fees of approximately $0.5 million for 2025 paid to Orkin Systems, LLC in accordance with the franchise agreements.  The Company's Nominating and Corporate Governance Committee approved the agreements in accordance with its Related Party Transactions policy.

2026 Proxy Statement	73

Certain Relationships and Related Party Transactions
2025 Secondary Offering
On November 10, 2025, the Company entered into an underwriting agreement (the “2025 Underwriting Agreement”) with LOR, Inc. (“LOR”) and Rollins Holding Company, Inc. (together with LOR, the “Selling Stockholders”), and Morgan Stanley & Co. LLC, as sole underwriter (the “Underwriter”), relating to the sale by the Selling Stockholders of 17,391,305 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), at a public offering price of $57.50 per share (the “2025 Offering”). In connection with the 2025 Offering, the Selling Stockholders granted the Underwriter an option to purchase up to an additional 2,608,695 shares of Common Stock (the “2025 Optional Shares”). The 2025 Offering, including the sale of the 2025 Optional Shares, closed on November 12, 2025. The Company did not sell any shares in the 2025 Offering and did not receive any proceeds from the 2025 Offering. In addition, the Company completed the repurchase of 3,478,260 of the shares of Common Stock offered in the 2025 Offering for approximately $200 million at the same per share price paid by the Underwriter to the Selling Stockholders in the 2025 Offering, or $56.93 per share.
In connection with the 2025 Offering, each of the Selling Stockholders entered into lock-up agreements for a period of 365 days from the pricing date of the 2025 Offering, during which time the Selling Stockholders will be restricted from engaging in certain transactions with respect to their shares of the Company’s common stock. The 2025 Offering was made pursuant to the Company’s existing registration statement on Form S-3, previously filed with the SEC and declared effective by the SEC on June 22, 2023, as supplemented by the prospectus supplement dated November 10, 2025, filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.
The 2025 Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Selling Shareholders and also provides for customary indemnification by each of the Company, the Selling Shareholders and the Underwriter against certain liabilities. The foregoing description of the 2025 Underwriting Agreement is not meant to be a complete description and is qualified in its entirety by the 2025 Underwriting Agreement.
Registration Rights Agreement
On June 5, 2023, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with LOR, and LOR paid $1.5 million to the Company and upon closing the first secondary offering in 2023, LOR paid $3.5 million to the Company pursuant to the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company will pay all costs, fees and expenses incident to the Company’s performance or compliance with the Registration Rights Agreement with respect to a total of five requested offerings, and thereafter, LOR will be responsible for all such expenses in connection with any subsequent offering. There have been two requested offerings – the secondary offering in 2023 and the 2025 Offering discussed above.

74	2026 Proxy Statement

Shareholder Proposals
Appropriate proposals of shareholders intended to be presented at the Company’s 2027 Annual Meeting of the Shareholders must be received by the Company by November 17, 2026, in order to be included, pursuant to Rule 14a-8 promulgated under the Exchange Act in the proxy statement and form of proxy relating to that meeting. With regard to such shareholder proposals, if the date of the next annual meeting of shareholders is advanced or delayed more than 30 calendar days from the first anniversary of this year’s annual meeting, the Company will, in a timely manner, inform its shareholders of the change and of the date by which such proposals must be received. Shareholders desiring to present business at the 2027 Annual Meeting of Shareholders outside of the shareholder proposal rules of Rule 14a-8 of the Exchange Act and instead pursuant to the Twenty-Seventh Article of the Company’s Amended and Restated By-Laws must prepare a written notice regarding such proposal addressed to Secretary, Rollins, Inc., 2170 Piedmont Road, NE, Atlanta, Georgia 30324, which must be delivered to or mailed and received at the aforementioned address no later than January 28, 2027, and no earlier than December 19, 2026. Shareholders should consult the Amended and Restated By-Laws for other specific requirements related to such notice and proposed business.
With respect to shareholder nomination of directors, the Company’s Amended and Restated By-Laws provide that nominations for the election of directors may be made by any shareholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Rollins, Inc., 2170 Piedmont Road, NE, Atlanta, Georgia 30324, and be received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth, among other requirements specified in the Amended and Restated By-Laws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the shareholder intending to present the nomination, are set forth in the Company’s Amended and Restated By-Laws. Notices of nominations must be received by the Secretary of the Company no later than January 28, 2027, and no earlier than December 19, 2026, with respect to directors to be elected at the 2027 Annual Meeting of Shareholders.

2026 Proxy Statement	75

Expenses of Solicitation
The Company will bear the solicitation cost of proxies. Upon request, the Company will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy materials to their beneficial shareholders of record. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Alliance Advisors to provide proxy solicitation services for a fee of $12,500 plus reasonable out-of-pocket expenses.

76	2026 Proxy Statement

Annual Report
Our Annual Report for the year ended December 31, 2025, is being provided to you with this Proxy Statement. The Annual Report includes our 2025 Form 10-K (without exhibits). The Annual Report is not considered proxy-soliciting material.

2026 Proxy Statement	77

Form 10-K
On written request of any record or beneficial shareholder, we will provide, free of charge, a copy of our 2025 Annual Report, which includes the consolidated financial statements, without exhibits. Requests should be made in writing and addressed to: Kenneth Krause, Executive Vice President and Chief Financial Officer, Rollins, Inc., 2170 Piedmont Road, NE, Atlanta, Georgia 30324. We will charge reasonable out-of-pocket expenses for the reproduction of exhibits to our 2025 Form 10-K should a shareholder request copies of such exhibits.

78	2026 Proxy Statement

Insider Trading Policy
We have adopted an Insider Trading Policy and procedures governing the purchase, sale and/or other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the New York Stock Exchange listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2025. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

2026 Proxy Statement	79

Other Matters
Our Board of Directors knows of no business other than the matters set forth herein, which will be presented at the meeting. Since matters not known at this time may come before the meeting, the enclosed proxy gives discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors
ELIZABETH B. CHANDLER
Secretary
Atlanta, Georgia
March 17, 2026

80	2026 Proxy Statement

Cautionary Note Regarding Forward-looking Statements
This Proxy Statement contains forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future, including with respect to business, financial, operational, compensation and environmental, social/and or governance matters; statements of the assumptions underlying any of the foregoing statements; and all other statements that are not statements of historical facts, including but not limited to those set forth above under "Strategic Objectives" and "Moving Forward" in the Letter to Shareholders, including without limitation, statements regarding our ability to deliver long-term shareholder returns. In some cases, forward- looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” or the negative of these terms and similar expressions intended to identify forward-looking statements. Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We have based these forward-looking statements primarily on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and trends that we believe may affect us. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Proxy Statement may not occur and actual results may differ materially and adversely from those anticipated or implied in the forward-looking statements. You should read this Proxy Statement with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. In addition, these forward-looking statements are subject to a number of risks, uncertainties and assumptions relating to our business, including those described in the section titled “Risk Factors” set forth in Part I, Item 1.A., and in the rest of our 2025 Form 10-K and in our other SEC filings. Forward-looking statements speak only as of the date of this Proxy Statement, and you should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

2026 Proxy Statement	81

Appendix A
Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS

	Twelve Months Ended December 31,
			Variance
(unaudited, in thousands, except per share data)	2025	2024	$	%
Net income	$526,705	$466,379
Acquisition-related expenses (1)	26,132	17,902
(Gain) loss on sale of assets, net (2)	(2,332)	(683)
Tax impact of adjustments (3)	(6,093)	(4,408)
Adjusted net income	$544,412	$479,190	$65,222	13.6%
EPS - basic and diluted	$1.09	$0.96
Acquisition-related expenses (1)	0.05	0.04
(Gain) loss on sale of assets, net (2)	—	—
Tax impact of adjustments (3)	(0.01)	(0.01)
Adjusted EPS - basic and diluted (4)	$1.12	$0.99	$0.13	13.1%
Weighted average shares outstanding - basic	484,105	484,249
Weighted average shares outstanding - diluted	484,147	484,295
(1)Consists of expenses associated with the amortization of certain intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control. While we exclude such expenses in this non-GAAP measure, such expenses are expected to recur, the revenue from the acquired company is reflected in this non-GAAP measure and the acquired assets contribute to revenue generation.
(2)Consists of the gain or loss on the sale of non-operational assets.
(3)The tax effect of the adjustments is calculated using the applicable statutory tax rates for the respective periods.
(4)In some cases, the sum of the individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

82	2026 Proxy Statement

Appendix A
Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

	Twelve Months Ended December 31,
			Variance
(unaudited, in thousands, except per share data)	2025	2024	$	%
Net income	$526,705	$466,379
Depreciation and amortization	124,744	113,220
Interest expense, net	28,558	27,677
Provision for income taxes	174,221	163,851
EBITDA	$854,228	$771,127	$83,101	10.8%
Acquisition-related expenses (1)	3,248	1,049
(Gain) loss on sale of assets, net (2)	(2,332)	(683)
Adjusted EBITDA	$855,144	$771,493	$83,651	10.8%
Revenues	$3,761,050	$3,388,708
EBITDA margin	22.7%	22.8%
Adjusted EBITDA margin	22.7%	22.8%
(1)Consists of expenses associated with the amortization of certain intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control. While we exclude such expenses in this non-GAAP measure, such expenses are expected to recur, the revenue from the acquired company is reflected in this non-GAAP measure and the acquired assets contribute to revenue generation.
(2)Consists of the gain or loss on the sale of non-operational assets.

2026 Proxy Statement	83

Appendix A
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow, Free Cash Flow Conversion, Adjusted Free Cash Flow, and Adjusted Free Cash Flow Conversion

	Twelve Months Ended December 31,
			Variance
(unaudited, in thousands)	2025	2024	$	%
Net cash provided by operating activities	$678,107	$607,653
Capital expenditures	(28,086)	(27,572)
Free cash flow	650,021	580,081	$69,940	12.1%
Delayed income tax payments (1)	21,710	(21,710)
Adjusted free cash flow	$671,731	$558,371	$113,360	20.3%
Free cash flow conversion	123.4%	124.4%
Adjusted free cash flow conversion	127.5%	119.7%
(1)The U.S. Internal Revenue Service provided disaster relief to all State of Georgia taxpayers due to the impact of Hurricane Helene. Therefore, we did not make an estimated payment for U.S. federal income tax purposes in the fourth quarter of 2024. That tax payment was made during the second quarter of 2025.

84	2026 Proxy Statement

ROLLINS, INC.

Worldwide Pest Brands

orkincanada.ca

orkin.com

orkinau.com

pestdefense.com

westernpest.com

clarkpest.com

callnorthwest.com

indfumco.com

aardwolfpestkare.com

crittercontrol.com

trutechinc.com

walthamservices.com

opcpest.com

cranepestcontrol.com

fox-pest.com

saelapest.com

Rollins, Inc.

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

Vote Your Proxy on the Internet:
Go to www.AALvote.com/ROL
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1-866-804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

Vote Your Proxy IN PERSON:
You may vote your shares in person at the 2026 Annual Meeting on April 28, 2026, at 12:30 p.m. (local time) at the Rollins, Inc. Corporate Offices at 2170 Piedmont Road, N.E., Atlanta, GA 30324.

As a shareholder of Rollins, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 pm, ET, on April 27, 2026.

CONTROL NUMBER

▼ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▼

ROLLINS, INC.

ANNUAL MEETING OF SHAREHOLDERS
APRIL 28, 2026, AT 12:30 P.M., EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF ROLLINS, INC.

The undersigned shareholder(s) hereby appoints John F. Wilson and Jerry E. Gahlhoff, and either of them, as proxies to appoint their substitute, and hereby authorize(s) them to represent and to vote, as undersigned on the reverse side of this proxy, all of the shares of the common stock of Rollins, Inc. that the shareholder(s) are entitled to vote at the Annual Meeting of Shareholders to be held at 12:30 P.M., Eastern Time, on April 28, 2026, at 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and at any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR JUDGMENT FOR THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Signature____________________

Date____________________

Title____________________

Signature (Joint Owners)____________________

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

CONTROL NUMBER

Address change:

(If you noted any Address Changes above, please mark box.) ☐

The Notice and Proxy Statement and Annual Report are available at:
http://web.viewproxy.com/ROL/2026

▼ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▼

When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Please mark your votes like this ☒

ELECTIONS OF DIRECTORS:	FOR	WITHHOLD
(1) Susan R. Bell	☐	☐
(2) Donald P. Carson	☐	☐
(3) Paul D. Donahue	☐	☐
(4) Jerry E. Gahlhoff, Jr.	☐	☐
(5) Patrick J. Gunning	☐	☐
(6) Gregory B. Morrison	☐	☐
(7) Louise S. Sams	☐	☐
(8) Timothy C. Rollins	☐	☐
(9) John F. Wilson	☐	☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐